As filed with the Securities and Exchange Commission on April 20, 2000
                           Registration No. 333-92223


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------


                               Amendment No. 3 to
                                    FORM S-1


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                            Urban Cool Network, Inc.
                       (Name of Registrant in its charter)


         Delaware                         7375                    75-2753953
       (State or other             (Primary Standard           (I.R.S. Employer
jurisdiction of incorporation   Industrial Classification    Identification No.)
      or organization)               Code Number)

                           1401 Elm Street, Suite 1955
                               Dallas, Texas 75202
                                 (214) 752-5818

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                  Jacob R. Miles, III, Chief Executive Officer
                            Urban Cool Network, Inc.
                           1401 Elm Street, Suite 1955
                               Dallas, Texas 75202
                                 (214) 752-5818

(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   ----------
                                   Copies to:


       Martin C. Licht, Esq.                          Jay M. Kaplowitz, Esq.
Silverman, Collura & Chernis, P.C.               Gersten Savage & Kaplowitz, LLP
       381 Park Avenue South                           101 East 52nd Street
     New York, New York 10016                        New York, New York 10022
     Telephone: (212) 779-8600                       Telephone (212) 752-9700
     Facsimile: (212) 779-8858                       Facsimile (212) 980-5192


                                   ----------
      Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]


      If this Form is filed to register additional securities pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]


      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

================================================================================

                   Preliminary Prospectus Dated April 20, 2000
                              Subject to Completion


                    [ICON] Logo of Urban Cool Network, Inc.

                                       UCN

                                2,000,000 Shares

                             Urban Cool Network,Inc.

                                  Common Stock


      This is an initial public offering. No public market currently exists for our shares. We anticipate that the initial public offering price of the common stock will be between $9.00 and $11.00 per share. We have applied for listing of our common stock on The American Stock Exchange under the symbol "UBN."


                                                      Per Share          Total
                                                      ---------          -----
Initial public offering price ..................     $                  $
Underwriting discount ..........................     $                  $
Proceeds, before expenses, to us ...............     $                  $

      Please see the risk factors beginning on page 6 to read about factors you should consider before buying shares of our common stock.

      Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

      The underwriters may purchase up to 300,000 additional shares from us at the initial public offering price less the underwriting discount.

                                   ----------

      Delivery of the shares of common stock will be made on or about _________, 2000, in New York, New York.


Kashner Davidson Securities Corp.

                                                         Nutmeg Securities, Ltd.

                         Prospectus dated       , 2000

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   [The inside front cover contains a graphic
                    showing pages from Urban Cool's website.]

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY ...................................................         3

RISK FACTORS .........................................................         6

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS .................        10

USE OF PROCEEDS ......................................................        11

DIVIDEND POLICY ......................................................        12

DILUTION .............................................................        13

PRIVATE FINANCINGS ...................................................        14

CAPITALIZATION .......................................................        15

SELECTED FINANCIAL DATA ..............................................        16

PLAN OF OPERATION ....................................................        17

BUSINESS .............................................................        22

MANAGEMENT ...........................................................        32

PRINCIPAL STOCKHOLDERS ...............................................        37

CERTAIN TRANSACTIONS .................................................        38

DESCRIPTION OF SECURITIES ............................................        39

SHARES ELIGIBLE FOR FUTURE SALE ......................................        42

PLAN OF DISTRIBUTION .................................................        43

LEGAL MATTERS ........................................................        45

EXPERTS ..............................................................        45

HOW TO GET MORE INFORMATION ..........................................        45

Financial Statements .................................................       F-1


                                   ----------

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may be used only where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

      This summary highlights some information from this prospectus. You should carefully read the entire prospectus, including the "Risk Factors" section and the financial statements and the notes to the financial statements. This summary does not contain all of the information that investors should consider before investing in our common stock.

Our business


      We operate urbancool.com, an online network targeted to the urban consumer that provides a forum for communications, information and electronic commerce. Our online network, which has been operational since January 1999, consists of 15 channels with original content organized by subject matter, and includes a search engine for users. The channels cover topics of interest to urban consumers such as arts and literature, health and fitness, sports, education, children, entertainment, finance, women's issues and travel. In addition, our online network includes urbanmall.net, a shopping site, urbanjobs.com, a job site and urbancoolnet.com and urbantrends.com, business-to-business sites. Through our search engine, our online network of web sites is linked to more than 2,000 web sites. According to Web Trends, page view impressions from January 1999 through December 31, 1999 exceeded 500,000.


      Our objective is to establish our online network as a leading online destination of urban consumers and businesses who market their products to urban consumers.

Our strategy


      We plan to establish the Urban Cool brand name through advertising, and through the use of NetStand kiosks and CyberCenters. NetStand kiosks are individual kiosks that we intend to place in high-traffic locations, and will contain computers that feature high-speed Internet access to use our online network. CyberCenters are intended to be central meeting areas that will contain between 10 and 20 computers, which will provide users with a place to access the Internet through our online network. Our business strategy also includes web site development, hosting, application services and marketing electronic commerce capable web sites to urban-based small businesses.


Corporate background


      We were incorporated in Delaware in January 1998. Our principal executive office is located at 1401 Elm Street, Dallas, Texas 75202. Our telephone number is (214) 752-5818. Our Internet address is urbancoolnet.com. Information contained in our web sites is not intended to be part of this prospectus.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  The Offering

Shares offered by us ..........     2,000,000 shares of common stock.


Shares outstanding upon             6,225,000 shares of common stock. This
completion of this offering ...     number excludes:

                                    o        an aggregate of 2,520,000 shares of
                                             common stock reserved for issuance
                                             upon the exercise of outstanding
                                             options, warrants and contingent
                                             shares, excluding options to
                                             purchase 767,850 shares of common
                                             stock issuable upon the exercise of
                                             options granted under our stock
                                             option plans, as discussed below;

                                    o        500,000 shares of common stock
                                             reserved for issuance upon the
                                             exercise of options issuable
                                             pursuant to our employee stock
                                             option plan, of which options to
                                             purchase 267,850 shares of common
                                             stock have been granted;

                                    o        500,000 shares of common stock
                                             reserved for issuance upon the
                                             exercise of options issuable under
                                             our executive stock option plan,
                                             all of which have been granted;


                                    o        200,000 shares of common stock
                                             reserved for issuance upon the
                                             exercise of warrants granted to the
                                             underwriters of this offering; and


                                    o        300,000 shares reserved for
                                             issuance upon exercise of the
                                             underwriters' over-allotment
                                             option.

Use of   proceeds .............     We intend  to use the net proceeds  from the
                                    sale  of  the common stock for:

                                    o        advertising, sales and marketing;

                                    o        capital expenditures;


                                    o        development and marketing of
                                             electronic commerce capable web
                                             sites and other services offered by
                                             e-commerce solutions, our
                                             subsidiary;


                                    o        development and acquisition of web
                                             sites, content and procurement of
                                             traffic;

                                    o        repayment of debt;

                                    o        accrued expenses and other
                                             payments; and


                                    o        working capital and general
                                             corporate purposes.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                             Summary Financial Data


                                                                              Period From         Period From
                                                                              January 23,         January 23,
                                                                                 1998                1998
                                                             Year             (Inception)         (Inception)
                                                             Ended              Through             Through
                                                         December 31,        December 31,        December 31,
                                                             1999                1998                1999
                                                         ------------        ------------        ------------
Statement of operations data:
Revenues ..............................................            --                 --                  --
                                                          -----------        -----------         -----------
Costs and expenses:
Content costs for website .............................   $   421,000        $   130,000         $   551,000
General and administrative ............................     2,481,000            198,000           2,679,000
Amortization of software costs ........................       126,000                 --             126,000
                                                          -----------        -----------         -----------
Total costs and expenses ..............................    (3,028,000)          (328,000)         (3,356,000)
Amortization of debt discounts ........................     2,482,000                 --           2,482,000
Amortization of debt issuance costs ...................       142,000                 --             142,000
Interest and related costs ............................        34,000                 --              34,000
                                                          -----------        -----------         -----------
Loss before income tax benefit and minority interest ..    (5,686,000)          (328,000)         (6,014,000)
Income tax benefit                                                 --                 --                  --
                                                          -----------        -----------         -----------
Loss before minority interest .........................    (5,686,000)          (328,000)         (6,014,000)
Loss of investee attributable
to minority interest ..................................       (17,000)                --             (17,000)
                                                          -----------        -----------         -----------
Net loss/comprehensive loss ...........................   $(5,669,000)       $  (328,000)        $(5,997,000)
                                                          ===========        ===========         ===========
Loss per share -- basic and diluted ...................   $     (1.98)       $     (0.16)
                                                          ===========        ===========
Weighted average number of shares
outstanding -- basic and diluted ......................     2,858,559          2,066,082
                                                          ===========        ===========

            The following table provides a summary of our balance sheet at December 31, 1998 (on an actual basis) and at December 31, 1999:

      o     on an actual basis;

      o     on a pro forma basis to reflect:

            o the borrowing of $315,000, pursuant to a loan of up to $1,000,000 with The Elite Funding Group, Inc., in the first quarter of 2000; and

            o the issuance of 580,000 shares of common stock in connection with the acquisition of all of the capital stock of WilhelminaUrbanCool.com Inc. in March 2000.


      o     on a pro forma as adjusted basis to further reflect:

            o the issuance of an aggregate of 15,000 shares of common stock to three non-employee directors upon the consummation of this offering;

            o the capital contribution of $2,950,000 to e-commerce Solutions and the resulting minority interest therein;

            o the receipt of the net proceeds from our sale of 2,000,000 shares of common stock in this offering, at an estimated initial public offering price of $10.00 per share, representing the mid-point of the filing range, after deducting underwriting discounts and commissions and our estimated offering expenses and the anticipated application of the estimated net proceeds, including repayment of debt. See also "Use of Proceeds" and "Capitalization."


Balance sheet data:                         December 31, 1998             At December 31, 1999
                                           ------------------   ------------------------------------------
                                                                           (unaudited)      (unaudited)
                                                 Actual        Actual       Pro Forma  Pro Forma as Adjusted
                                               ----------    ----------    ----------- --------------------
Cash .....................................     $   2,000    $  118,000     $  433,000       $15,311,000
Working capital (deficit) ................     $(220,000)   $ (842,000)    $ (527,000)      $14,913,000
Total assets .............................     $  88,000    $3,406,000     $9,521,000       $23,533,000
Total long-term debt .....................            --            --             --                --
Total liabilities ........................     $ 222,000    $  972,000     $  972,000       $   410,000
Minority interest ........................            --            --             --       $   983,000
Total stockholders' equity (deficiency) ..     $(134,000)   $2,434,000     $8,549,000       $22,140,000


--------------------------------------------------------------------------------

                                  RISK FACTORS

      This offering involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in shares of our common stock.

      We have a limited operating history and will face difficulties encountered by early stage companies in new and rapidly evolving markets.

      Because we have a limited operating history, we will face difficulties encountered by early stage companies in new and rapidly evolving markets. Our online network commenced operating in January 1999. Accordingly, an investor must consider the risks and uncertainties we will face as an early stage company. These risks include our ability to: o attract a larger audience to our online network;

      o     increase awareness of our brand;

      o     attract a large number of advertisers from a variety of industries;

      o     manage growth and respond effectively to competitive pressures; and

      o     attract, retain and motivate qualified personnel.

      See "Plan of Operation" for detailed information on our limited operating history.

      We may have to cease or curtail our operations if we are unable to obtain sufficient financing or achieve profitability.


      The independent auditor's report on our financial statements contains explanatory language that substantial doubt exists about our ability to continue as a going concern. The report states that we have incurred net losses, and have a working capital deficiency. If we are unable to obtain sufficient financing in the near term or achieve profitability, then we would, in all likelihood, experience severe liquidity problems and may have to curtail or cease our operations.


      We may never be profitable since we have no revenues, have incurred net losses since our inception and anticipate continuing losses.


      To date, we have had no revenue. We expect to continue to incur significant operating losses and net losses for at least the next 12 months. As of December 31, 1999, our accumulated deficit was $5,997,000 and our working capital deficit was $842,000. In addition, as of the date of this prospectus, we have failed to make the monthly payments to Analysts International pursuant to a promissory note in the principal amount of approximately $400,000. We intend to expand our marketing of products and services, and expect that our operating expenses will increase substantially. As a result, we will need to generate substantial revenues to achieve profitability. We may never be profitable. If profitability is achieved, we may not be able to sustain it.


      If we are unable to raise additional capital in the future to implement our plan to become a leading online destination for urban consumers, then we may have to curtail or cease operations.

      We anticipate that the net proceeds from the sale of the shares of our common stock in this offering will be sufficient to satisfy our contemplated cash requirements for the 12 month period following the consummation of this offering. We may then require additional funding in order to implement our business plan to become a leading online destination for urban consumers. We have no current arrangements with respect to sources of additional financing, which may not be available on commercially reasonable terms, or at all. If we do not obtain necessary financing, then we may have to curtail or cease operations. If any future financing involves the sale of our equity securities, the shares of our common stock held by our stockholders would be substantially diluted. If we incur indebtedness, then we may not be able to pay principal or interest.

      If we are unable to derive substantial revenues from sponsorship and advertising, we may have to curtail operations and reevaluate our business strategy.

      We expect to derive a substantial portion of our revenues from sponsorships and advertising on our online network and our NetStand kiosks. Because we have not had revenues to date, demand and market acceptance for sponsorships and advertising on our online network and NetStand kiosks is uncertain. If we cannot derive substantial revenues from the sale of advertising and sponsorships, our business may not succeed or we may have to curtail operations and reevaluate our business strategy.

      If we are unable to effectively manage our plan of rapid expansion, we will not achieve profitability.

      We plan to rapidly expand all aspects of our operations. As a result, we need to expand our financial and management controls, reporting systems and procedures. We will also have to expand, train and manage our work force for marketing, sales and technical support, product development, site design, and network and equipment repair and maintenance, and manage multiple relationships with various customers, strategic partners and other third parties. We will need to continually expand and upgrade our technology infrastructure and systems and ensure continued high levels of service, speedy operation, and reliability. If we are unable to manage our growth effectively, we may be unable to handle our operations, control costs or otherwise function in a profitable manner, or at all.

      Because users seek out reliable web sites, system failures that interfere with users' access to our online network could harm our reputation.

      Our business depends on the efficient and uninterrupted operation of our computer and communications hardware and software systems. Substantially all of our computer and communications hardware operations are located in Dallas, Texas. Fire, floods, earthquakes, power loss, telecommunications failures and similar events could damage these systems. Computer viruses, electronic break-ins or other similar disruptive problems could also adversely affect our web sites. If our systems were shut down by any of these occurrences, our reputation and ability to attract and retain users could be irreparably harmed. Our insurance policies may not adequately compensate us for any losses that may occur due to failures or interruptions in our systems. We do not presently have any secondary "off-site" systems or a formal disaster recovery plan.

      If we do not establish the Urban Cool brand name and reputation, then we may not be able to attract and retain users.

      We believe our success depends on our ability to successfully establish and maintain our brand recognition and reputation with urban consumers. Growing the popularity of our web sites and the Urban Cool brand name requires that we are perceived as offering trendsetting and "cool" sites for urban consumers. We believe that we need to invest heavily in our marketing and maintain high standards to establish brand recognition. However, we cannot assure you that our marketing efforts will attract urban consumers to our web sites. Even if our marketing efforts are successful in attracting urban consumers, we may not be able to retain users.

      If we are unable to respond to rapid technological changes in our industry, we may be unable to attract and retain users.

      The Internet is characterized by rapidly changing technologies, frequent new product and service introductions and evolving industry standards. We must continue to develop, enhance and improve the responsiveness and features of our web sites and develop new features to meet users needs. We also need to integrate the various software programs and tools required to enhance and improve our product offerings and manage our business. We may experience difficulties that could delay or prevent the successful development, introduction or marketing of new products and services. If we are unable to respond to the rapid technological changes in our industry and integrate new software products and services into our network, then we may be unable to attract and retain users. We could also incur substantial costs if we need to modify our services or infrastructure to adapt to these changes.


      We must expand quickly or competitors may copy or block our strategy.


      We believe we must rapidly establish Urban Cool as a leading online destination for urban consumers in order to maximize traffic to our web sites and increase our customer base. If we fail to do so, competitors may copy our business strategy or take other steps to prevent us from achieving our goal. In addition, a competing kiosk program could dilute our sales and the marketing effectiveness of the NetStand kiosks, which are a central part of our business strategy.

      If we are unable to complete the development of our proprietary software to construct electronic commerce capable web sites on a timely basis, we may lose all or a portion of our investment in e-commerce Solutions.

      In November 1999, we acquired a 66 2/3% interest in e-commerce Solutions, which is developing proprietary software to construct electronic commerce capable web sites for small businesses. We have no experience with software development. We cannot assure you that we will be able to complete development of the software on a timely basis, or at all. If we do not complete development of the software on a timely basis, we may lose all or a portion of our investment in e-commerce Solutions.

      If we are unable to successfully market low-cost electronic commerce capable web sites, we may incur substantial losses.

      The demand and market acceptance for low-cost electronic commerce capable web sites is uncertain. We have no experience in marketing electronic commerce capable web sites and we cannot predict if a market will develop, or if it will develop more slowly than anticipated. If we are unable to market the electronic commerce web sites, we may incur substantial losses.

      If we are unable to develop a substantial sales force to market electronic commerce capable web sites, we will not generate significant revenue.

      We believe that we need to develop a substantial sales force to market electronic commerce capable web sites. We currently do not have such a sales force and we cannot assure you we will be able to build a substantial sales force. Moreover, even if we build a substantial sales force, we cannot assure you that our sales force will be able to attract customers and generate revenue, or that our operations will achieve profitably.

      We may be unable to successfully market web site design services in the face of competition from many proven, well-established companies.


      We have no experience in web site design services, but we expect to compete with IBM, EDS, and many other local, regional and national competitors for web site design services that we will offer through e-commerce solutions. We have limited marketing and sales capabilities and name recognition. Many of our competitors have well established, large and experienced marketing and sales capabilities and greater name recognition. As a result, our competitors may be in a stronger position to respond quickly to new or emerging technologies and changes in client requirements. They may also develop and promote their services more effectively than we do. In addition, since barriers to entry into our market are low, we expect additional competitors to enter our market.


      If we are unable to license third-party content on our web sites, we may not be able to attract and retain users.

      We intend to license third-party content, including news reports and features. We believe that in order to attract and retain web site users we will need to significantly increase the content on our web sites. If we are unable to obtain desirable content, it could reduce visits to our web sites. If we are not able to attract and retain users for our web site, we will not be able to generate sponsorship and advertising revenue. If we are unable to obtain content at an acceptable cost, it could materially harm our ability to compete and operate profitably. In addition, even if we are able to license third party content, we could be subject to possible copyright infringement actions based upon such content since third-party sites may not have licenses for the use of the intellectual property they display. Any such claim, with or without merit could subject us to costly litigation.

      If we are unable to protect our domain names our brand recognition may be harmed.


      We currently utilize various web domain names relating to our brand, including urbancoolnet.com urbancool.com, urbantrends.com and urbanmall.net. The acquisition and maintenance of domain names generally is regulated by governmental agencies and their designees. The regulation of domain names in the United States and in foreign countries is expected to change in the near future. As a result, we may be unable to acquire or maintain relevant domain names in all places in which we may conduct business. If our ability to acquire or maintain domain names is limited, it could harm our ability to establish brand recognition, which we believe is essential to our success.

      Our reliance on third parties to provide NetStand kiosks and other computer hardware may impair our ability to operate and maintain our network and fulfill our commitments to advertisers.

      Although our computer and network hardware and our NetStand kiosks are assembled from standard components which may be outsourced from a number of manufacturers and distributors, we have no equipment manufacturing capacity and we have no agreements with any manufacturers or distributors. We rely upon the timely delivery of quality equipment by third-party manufacturers and distributors. We also depend upon third-parties for the timely, cost-effective, and proper installation, maintenance, and repair of our NetStand kiosks and for the maintenance and repair of our equipment and network infrastructure. Failure by any of these third-parties to perform as we require could impair our ability to operate and maintain our network, and to fulfill our commitments to advertisers.

      Possible infringement by others of our intellectual property rights could Iharm our business.

      Although we have filed for trademark protection for the Urban Cool brand name, we cannot be certain that the steps we have taken to protect the Urban Cool brand name, or any other intellectual property rights, will be adequate or that third parties will not infringe or misappropriate our proprietary rights. Any such infringement or misappropriation could result in a significant claim for damages which, whether or not successful, could seriously damage our reputation and our business.

      We may be subject to future government regulation and legal liabilities that may be costly and may interfere with our ability to conduct business.

      There are currently few laws or regulations that specifically regulate communications or commerce on the Internet. However, laws and regulations may be adopted in the future that address issues such as user privacy, pricing, and the characteristics and quality of products and services. These laws and regulations could expose us to compliance costs and substantial liability. In addition, the growth of the Internet, coupled with publicity regarding Internet fraud, may lead to the enactment of more stringent consumer protection laws. These laws would also be likely to impose additional burdens on our business.

      Several members of senior management have only recently joined us and may not work together effectively.

      Several members of our senior management joined us in 1999, including our Chief Operating Officer and Chief Financial Officer. These individuals have not previously worked together and are becoming integrated as a management team. As a result, our senior managers may not work together effectively as a team to successfully manage our growth.


      Management will control approximately 39% of Urban Cool after completion of this offering; management's interests may differ and conflict with yours.


      Upon completion of this offering, our directors and executive officers will own approximately 39% of the then outstanding shares of our common stock. Accordingly, these stockholders will possess substantial control over our operations. This control may allow them to amend corporate filings, elect all of our board of directors, other than the director to be designated by the representative, and substantially control all matters requiring approval by our stockholders, including approval of significant corporate transactions. If you purchase our common stock, you may have no effective voice in our management.

      You will incur immediate and substantial dilution.


      The initial public offering price substantially exceeds the amount of our assets minus our liabilities on a per share basis. Investors in this offering will contribute 59% of total capital contributed to Urban Cool, but will receive only 32% of the shares of common stock. In addition, you will suffer immediate and substantial dilution of $7.72 per share, or approximately 77.2% of the estimated initial public offering price of $10.00 per share. The dilution to an investor represents the comparison of the assets minus liabilities of Urban Cool, including pro forma, adjustments, before and after the offering on a per share basis. In addition, the exercise of options and warrants currently outstanding could cause additional, substantial dilution to you. See "Dilution" for more detailed information regarding the potential dilution you may incur.

      Shares eligible for future sale after this offering could impair our stock price.


      The market price of our common stock could drop due to sales of a large number of shares of our common stock or the perception that these sales could occur. These factors could also make it more difficult to raise funds through future offerings of common stock. Our officers, directors and substantially all of our stockholders have entered into lock-up agreements under which they have agreed not to offer or sell any shares of common stock or securities convertible into or exchangeable or exercisable for shares of common stock for various periods without the prior written consent of Nutmeg Securities on behalf of the underwriters or The American Stock Exchange, as the case may be. See "Shares Eligible for Future Sale" for further information concerning potential sales of our shares after this offering.


      Failure of computer systems and software products to be Year 2000 compliant could negatively impact our business.

      To date, customers have not reported any problems with our online network as a result of the commencement of year 2000. Similarly, we have not experienced any internal impairment in our operations associated with the year 2000 issue. Nevertheless, in the future, we may experience year 2000 compliance issues with our online network and/or our internal systems. Our failure to adequately address any year 2000 compliance issues could result in claims against us, lost revenue, increased operating expenses and other business interruptions. We have not developed any specific contingency plans for year 2000 issues.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus contains forward-looking statements. These forward-looking statements are not historical facts, but rather are based on our current expectations, estimates and projections about our industry, our beliefs and assumptions. Words including "may," "could," "would," "will," "anticipates," "expects," "intends," "plans," "projects," "believes," "seeks," "estimates" and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties are described in "Risk Factors" and elsewhere in this prospectus. We caution you not to place undue reliance on these forward-looking statements, which reflect our management's view only as of the date of this prospectus. We are not obligated to update these statements or publicly release the result of any revisions to them to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                                 USE OF PROCEEDS


      We will receive net proceeds from the sale of the shares of common stock in this offering of approximately $17,035,000, or $19,735,000 if the underwriters' over-allotment option is exercised in full, based upon an estimated initial offering price of $10.00 per share, representing the midpoint of the filing range. These numbers take into account underwriting discounts and commissions, and other estimated offering expenses that we will pay.


      We intend to use the net proceeds as follows:


                                                                                                    Approximate
                                                                                    Amount of      Percentage of
Application of Net Proceeds                                                       Net Proceeds     Net Proceeds
---------------------------                                                      -------------     ------------
Advertising, sales and marketing .............................................   $  4,750,000          27.9%
Capital expenditures .........................................................      4,000,000          23.5%
Development and marketing of electronic commerce capable web sites
  and other services offered by e-commerce solutions .........................      2,950,000          17.3%
Development and acquisition of web sites, content and procurement of traffic..      2,000,000          11.7%
Repayment of debt ............................................................      2,420,000          14.2%
Accrued expenses and other payments ..........................................        600,000           3.5%
Working capital and general corporate purposes ...............................        315,000           1.9%
                                                                                  -----------         -----
  Total ......................................................................    $17,035,000         100.0%
                                                                                  ===========         =====


      Advertising, sales and marketing. We intend to utilize outdoor, radio, print, Internet and television advertising in order to promote the Urban Cool brand name and increase traffic on our web sites. We also intend to open regional sales offices to market our products and services.

      Capital expenditures. We intend to deploy NetStand kiosks in major urban areas.


      Development and marketing of electronic commerce capable web sites and other services offered by e-commerce solutions. We intend to sell electronic commerce capable web sites to urban-based small businesses through e-commerce solutions. We intend to utilize a portion of the net proceeds of the offering to make our required capital contribution in the aggregate amount of $3,000,000 to e-commerce solutions, which will be utilized to complete the development of proprietary software to construct these web sites and to set up a sales and marketing organization for the sale of electronic commerce capable web sites. In addition, it is anticipated that a portion of such funds will be utilized by e-commerce solutions for other e-commerce and business related services, including consulting, financing, reciprocal trade and barter services and infrastructure related services for e-commerce, Internet and other related businesses.

      Development and acquisition of web sites, content and procurement of traffic. We intend to develop original content, acquire web sites, license third-party content, including financial information, news reports, entertainment reports, features, and enter into content agreements to increase and maintain traffic on our web sites.


      Repayment of debt. We intend to repay:

      o $1,050,000 in promissory notes issued during July through November in a private financing transaction plus accrued interest, at the rate of 10% per annum

      o a promissory note in the amount of approximately $400,000 payable to Analysts International Corporation plus accrued interest at the rate of 18% per annum,


      o a loan in the amount of up to $1,000,000 from The Elite Funding Group, of which approximately $815,000 has been drawn as of the date of this prospectus plus accrued interest at the rate of 10% per annum plus an extension fee in the amount of $75,000 and


      o accrued salary in the amount of $131,000 payable to Jacob R. Miles, III, our Chairman, Chief Executive Officer and majority stockholder.

      Accrued expenses and other payments: We intend to utilize a portion of the net proceeds of the offering to pay:

      o $112,500 to RMH Consulting, an affiliate of The Elite Funding Group and our lender and a principal stockholder, pursuant to the consulting agreement between us and RMH;

      o approximately $100,000 to Sheila Creque, Vice President of Celebrity Relations and Merchandising;

      o $175,000 to our executive officers for unpaid compensation and expense reimbursements; and

      o     $212,500 for other miscellaneous accrued expenses and payments.

      We anticipate that the net proceeds from this offering and cash provided by operations will be sufficient to fund our operations and cash requirements for at least the 12 months following the date of this prospectus. We cannot assure you, however, that such funds will not be expended earlier due to unanticipated changes in economic conditions or other circumstances that we cannot foresee. In the event our plans or assumptions change or prove to be inaccurate, we might seek additional financing sooner than currently anticipated. Any net proceeds from the sale of the underwriters' over-allotment option will be allocated to working capital and general corporate purposes.


      The proposed allocation of the net proceeds represents our management's best estimate of its current intentions concerning the expected use of funds to finance our activities in accordance with our management's current objectives and current market conditions. Our management and board of directors may allocate the funds in significantly different proportions, depending on their needs at the time.

      Pending use of the net proceeds of this offering, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

                                 DIVIDEND POLICY

      We have never paid any dividends on our common stock. We do not intend to declare or pay dividends on our common stock; rather, we intend to retain our earnings, if any, for the operation and expansion of our business. Dividends will be subject to the discretion of our board of directors and will be contingent on future earnings, if any, our financial condition, capital requirements, general business conditions and other factors as our board of directors deems relevant.

                                    DILUTION


      Purchasers of our shares of common stock will experience immediate and substantial dilution in the net tangible book value of their investment. The difference between the initial public offering price per share of common stock and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution per share of common stock to investors in this offering. Pro forma net tangible book value per share represents Urban Cool's total tangible assets less total liabilities, divided by the number of issued and outstanding shares of common stock at December 31, 1999, after giving effect to:

      o the borrowing of $315,000 pursuant to a loan of up to $1,000,000, from The Elite Funding Group, Inc., in the first quarter of 2000;

      o the issuance of 580,000 shares of common stock in connection with the acquisition of all of the capital stock of WilhelminaUrbanCool.com, Inc. in March 2000;

      As of December 31, 1999, we had a pro forma net tangible book value of $(279,000), $(.07) per share of common stock. Giving effect to the sale of 2,000,000 shares of common stock at the estimated initial public offering price of $10.00 per share, representing the midpoint of the filing range, and after deducting underwriting discounts and commissions and estimated offering expenses, our pro forma as adjusted net tangible book value on December 31, 1999 would have been $14,178,000 or $2.28 per share. This represents an immediate increase in the net tangible book value of approximately $2.35 per share to existing stockholders and an immediate and substantial dilution of $7.72 per share to new investors. The following table illustrates this per share dilution:

      Assumed initial public offering price per share ..............................                $10.00
      Pro forma net tangible book value per share as of December 31, 1999 ..........      (.07)
      Increase per share attributable to new investors .............................      2.35
                                                                                          ----
      Pro forma as adjusted net tangible book value per share after this offering ..                 $2.28
                                                                                                    ------
      Dilution per share to new investors ..........................................                 $7.72
                                                                                                    ======

      Giving effect to the sale of 2,300,000 shares of our common stock, which assumes the underwriters exercise the over-allotment option in full, at the estimated initial public offering price of $10.00 per share, representing the midpoint of the filing range, the pro forma adjusted net tangible book value on December 31, 1999 would have been $2.59 per share. This represents an immediate increase in the net tangible book value of approximately $2.66 per share to existing stockholders and an immediate and substantial dilution of $7.41 per share to new investors.

      The following table summarizes, on a pro forma basis, as of December 31, 1999, the number of shares of common stock purchased from us, the total consideration paid to us and the average price per share paid by existing stockholders and by new investors. The following table excludes the deduction of underwriting discounts and commissions and other estimated expenses payable by us.

                                                      Shares Purchased         Total Consideration     Average
                                                    ---------------------   -----------------------    Price per
                                                      Number      Percent      Amount       Percent      Share
                                                    ----------    -------   -------------   -------    --------
Existing stockholders ...........................    4,210,000       68%     $13,796,000       41%      $ 3.28
New investors ...................................    2,000,000       32%     $20,000,000       59%      $10.00
                                                     ---------      ---      -----------      ---
Total ...........................................    6,210,000      100%     $33,796,000      100%      $ 5.44
                                                     =========      ===      ===========      ===

                               PRIVATE FINANCINGS


      From July through November 1999, we completed the sale of 105 units at a price of $10,000 per unit in a private financing transaction. Each unit in the private financing consisted of a promissory note in the principal amount of $10,000, 1,000 shares of common stock and warrants to purchase 5,000 shares of common stock. The warrants are exercisable at an exercise price of $2.00 per share commencing January 2000 through May 2000 and expire July 2004 through November 2004. The notes bear interest at the rate of 10% per annum and are payable on the earlier of 24 months from the date of issuance or upon the closing of an initial public offering of our securities.

      In addition, the holders of at least 50% of the shares of common stock and the shares of common stock underlying the warrants issued in the private financing have the right to demand the registration of their shares on one occasion. The holders of the shares of common stock and the warrants have agreed not to sell, transfer, assign or otherwise dispose of the shares of common stock, the warrants and the shares of common stock underlying the warrants for a period of 12 months from the date of this prospectus.


      Security Capital acted as the placement agent for the private financing. We paid Security Capital a fee of $105,000, which was equal to 10% of the aggregate purchase price of the units sold, a portion of which was re-allowed to a sub-placement agent, and a non-accountable expense allowance of $31,500 which was equal to 3% of the aggregate purchase price of the units sold.


      On November 23, 1999, we entered into a loan agreement with The Elite Funding Group, Inc. which provides for a loan in an amount of up to $1,000,000 at an interest rate of 10% per annum, payable monthly. On the date we entered into the agreement, we issued to the lender common stock purchase warrants for the purchase of up to 750,000 shares of common stock at an as adjusted exercise price of $1.00 per share. However if we issue shares of common stock or securities convertible into shares of common stock at a lower price, then the exercise price will be reduced to such amount. We have received advances in the aggregate amount of $815,000 through March 31, 2000. The warrants are exercisable by the lender at any time for a period of ten years. To secure the repayment of advances under the loan agreement, we have pledged substantially all of our assets to the lender. We must prepay any outstanding advances under the loan agreement to the extent of any proceeds available to us from the sale of our assets outside of the ordinary course of business, the issuance of any indebtedness or the sale of any equity securities. We must pay the full amount of all outstanding advances under the loan agreement on the earlier of May 18, 2000 or the closing of this offering. In April 2000 we agreed to pay the lender an extension fee of $75,000 payable upon the maturity of the loan to extend the maturity date from April 14, 2000 to May 18, 2000.

      We have also granted registration rights to the lender for the registration of the shares of common stock underlying the warrants, including demand and "piggy-back" registration rights. Pursuant to an agreement with the lender, the shares of common stock underlying the lender's warrant may not be sold for a period of 12 months from the date of this prospectus. However, we have agreed to cooperate with the lender to modify the lock-up, if the lender obtains the consent of The American Stock Exchange.

      We have also entered into a consulting agreement with RMH Consulting Corp., an affiliate of The Elite Funding Group, a principal stockholder and our lender. The consulting agreement is for a period of two years commencing as of November 1, 1999 and requires us to pay the consultant a fee of $6,250 per month. In April 2000 we agreed to pay an additional $75,000 to the consultant upon the closing of the offering. Pursuant to the consulting agreement we issued 150,000 shares of common stock to the consultant and we will be required to issue additional shares of common stock to the consultant if we commence an initial public offering at a price of $9.00 or less per share, so that the total number of shares issued to the consultant will be equal to the number of shares which could have been purchased in the initial public offering for $1,500,000. We have also granted registration rights to the consultant for the registration of the shares of common stock, including demand and "piggy-back" registration rights. Pursuant to an agreement with the consultant, the shares of common stock may not be sold for a period of 12 months from the date of this prospectus. However, we have agreed to cooperate with the consultant to modify the lock-up, if the consultant obtains the consent of The American Stock Exchange.


      Security Capital and May Davis Group assisted us in procuring the loan from The Elite Funding Group and as compensation for such services received warrants to purchase 40,000 shares of common stock and 20,000 shares of common stock, respectively.

                                 CAPITALIZATION


      The following table sets forth our capitalization as of December 31, 1999:


      o     on an actual basis;

      o     on a pro forma basis to reflect:


            o the borrowing of $315,000, pursuant to a loan of up to $1,000,000, with The Elite Funding Group, Inc., in the first quarter 2000; and

            o     the issuance of 580,000  shares of common stock in  connection
                  with  the   acquisition   of  all  of  the  capital  stock  of
                  WilhelminaUrbanCool.com, Inc. in March 2000.


      o     on a pro forma as adjusted basis to further reflect:

            o the issuance of an aggregate of 15,000 shares of common stock to three non-employee directors upon the consummation of this offering;

            o the capital contribution of $2,950,000 to e-commerce Solutions and the resulting minority interest therein;

            o the receipt of the net proceeds from our sale of common stock in this offering, at an estimated initial public offering price of $10.00 per share, representing the midpoint of the filing range, and the anticipated application of the net proceeds, including repayment of debt. See also "Use of Proceeds."

      The pro forma as adjusted table does not give effect to the following:

      o 300,000 shares of our common stock issuable upon exercise of the underwriters' over-allotment option;


      o 200,000 shares of our common stock reserved for issuance upon the exercise of the warrants granted to the underwriters of this offering exercisable during the four-year period commencing one year from the date of this prospectus at an exercise price of 120% of the public offering price; and

      o 500,000 shares of our common stock reserved for issuance upon the exercise of options pursuant to our employee stock option plan, of which options to purchase 267,850 shares of common stock have been granted and 500,000 shares of common stock reserved for issuance upon the exercise of options pursuant to our executive stock option plan, all of which have been granted.


      You should read this table in conjunction with our financial statements, including the notes to our financial statements, which appear elsewhere in this prospectus.


                                                                          As of December 31, 1999
                                                                          -----------------------
                                                                                                   Pro Forma
                                                                Actual           Pro Forma        as adjusted
                                                              -----------       -----------      -------------
                                                                                (unaudited)       (unaudited)
Notes payable (face value--$1,050,000, actual, and
  $1,050,000, pro forma) ................................     $        --       $        --       $        --
                                                               ----------        ----------        ----------
Minority interest .......................................              --                --           983,000
                                                               ----------        ----------        ----------
Stockholders equity:
Preferred stock--authorized 3,000,000 shares,
  $.01 par value: none outstanding,
  actual, pro forma and pro forma as adjusted                          --
Common stock--authorized 30,000,000 shares,
  $.01 par value: 3,630,000 outstanding(actual),
  4,210,000 outstanding (pro forma), 6,225,000
  outstanding (pro forma as adjusted) ...................          36,000            42,000            62,000
Additional paid-in capital ..............................      22,477,000        28,586,000        45,751,000
Unearned compensation ...................................      (6,139,000)       (6,139,000)       (6,139,000)
Deficit accumulated during the development stage ........      (5,997,000)       (5,997,000)      (17,534,000)
Unamortized debt discount in excess of
  notes payable .........................................      (7,943,000)       (7,943,000)               --
                                                              -----------       -----------       -----------
Total stockholders' equity ..............................     $ 2,434,000       $ 8,549,000       $22,140,000
                                                              -----------       -----------       -----------
Total capitalization ....................................     $ 2,434,000       $ 8,549,000       $23,123,000
                                                              ===========       ===========       ===========

                             SELECTED FINANCIAL DATA


      The following table sets forth our selected financial information as of and for the periods indicated. We derived the statement of operations data for year ended December 31, 1999, for the period January 23, 1998 (inception) through December 31, 1998, for the period January 23, 1998 (inception) through December 31, 1999 and the balance sheet data as of December 31, 1998 and 1999 from our audited financial statements included elsewhere in this prospectus. You should read the selected financial information in conjunction with our financial statements, the notes to our financial statements, and the discussion under "Plan of Operation" included elsewhere in this prospectus.

                                                                               Period From        Period From
                                                                               January 23,        January 23,
                                                                                  1998               1998
                                                              Year             (Inception)        (Inception)
                                                              Ended              Through            Through
                                                          December 31,        December 31,       December 31,
                                                              1999                1998               1999
                                                          ------------        ------------       ------------
Statement of operations data:
Revenues ..............................................            --                 --                  --
                                                           ----------           --------          ----------
Costs and expenses:
Content costs for website .............................   $   421,000        $   130,000         $   551,000
General and administrative ............................     2,481,000            198,000           2,679,000
Amortization of software costs ........................       126,000                 --             126,000
                                                           ----------           --------          ----------
Total costs and expenses ..............................    (3,028,000)          (328,000)         (3,356,000)
Amortization of debt discounts ........................     2,482,000                 --           2,482,000
Amortization of debt issuance costs ...................       142,000                 --             142,000
Interest and related costs ............................        34,000                 --              34,000
                                                           ----------           --------          ----------
Loss before income tax benefit and minority interest ..    (5,686,000)          (328,000)         (6,014,000)
Income tax benefit ....................................            --                 --                  --
                                                           ----------           --------          ----------
Loss before minority interest .........................    (5,686,000)          (328,000)         (6,014,000)
Loss of investee attributable
to minority interest ..................................       (17,000)                --             (17,000)
                                                           ----------           --------          ----------
Net loss/comprehensive loss ...........................   $(5,669,000)       $  (328,000)        $(5,997,000)
                                                          ===========        ===========         ===========
Loss per share -- basic and diluted ...................   $     (1.98)       $     (0.16)
                                                          ===========        ===========
Weighted average number of shares
outstanding -- basic and diluted ......................     2,858,559          2,066,082
                                                          ===========        ===========

Balance sheet data:                                                  December 31, 1998   December 31, 1999
                                                                     -----------------   -----------------
Cash ................................................................    $   2,000           $  118,000
Working capital (deficit) ...........................................    $(220,000)          $ (842,000)
Total assets ........................................................    $  88,000           $3,406,000
Total long-term debt ................................................    $      --           $       --
Total liabilities ...................................................    $ 222,000           $  972,000
Stockholders' equity (deficiency) ...................................    $(134,000)          $2,434,000

                               PLAN OF OPERATION

      You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our financial statements, the notes to our financial statements and the other financial information contained elsewhere in this prospectus.

Overview


      We are a development stage company. We were incorporated in January 1998, and have not generated any revenues in offering products or services for sale. Since our inception, we have primarily been engaged in the initial planning and development of our web sites and operations, negotiating agreements with content providers and raising capital. As a result, there has not been any operating revenue generated by our web sites through the year ended December 31, 1999.

      We believe that the minority segment of the urban population has not been meaningfully targeted for Internet services. Accordingly, we believe there is a significant opportunity for Urban Cool to capitalize upon the demand for Internet access in the urban market. Our objective is to establish Urban Cool as a leading online destination of the urban consumer (B2C) and businesses (B2B) who market their products to urban consumers. Our strategy is to establish the Urban Cool brand name and utilize our urbancool.com online network, NetStand kiosks and CyberCenter locations to reach our target market of urban consumers and businesses who market their products to urban consumers.


      During the next twelve months, we intend to pursue our strategy by substantially following tIhe plan of operation discussed below.

Plan of operation


      We believe creating brand recognition will be critical to attracting urban consumers to our web sites, NetStand kiosks, CyberCenters and businesses to our business to business services. We intend to utilize approximately $4,750,000 from the net proceeds of the offering for advertising, sales and marketing in order to help establish brand recognition. We intend to utilize outdoor, television, print, Internet and radio advertising as well as displays, events, direct mail, telemarketing and public relations efforts to promote the Urban Cool brand name. We plan to co-market our services through strategic alliances with major corporations. In addition, we intend to utilize celebrities, primarily on a volunteer basis, to promote technology within our urban markets. Our advertising and marketing efforts will also include radio giveaways and in-house promotions. We have retained McCann-Erickson to develop and manage our brand building campaign.

      We intend to use approximately $4,000,000 of the net proceeds of this offering for capital expenditures, of which approximately $3,000,000 will be utilized to deploy NetStand kiosks. We intend to deploy the PC based NetStand kiosk in at least 500 locations in urban markets. We anticipate that the cost of each NetStand kiosk will be approximately $4,000 We intend to locate the NetStand kiosks in high-traffic locations such as shopping malls, small businesses, community centers, bus terminals and multi-family housing developments.

      We intend to open a model CyberCenter at 439 West 125th Street in Harlem, New York in the third quarter of 2000. The CyberCenters are intended to provide users with a place to socialize and access the Internet. The CyberCenters will be 1,000 to 2,000 square feet and will contain 10 to 20 computers that provide Internet access through our online network. We currently have no operating CyberCenters. We intend to utilize approximately $200,000 from the net proceeds of the offering to complete the development of the CyberCenter in Harlem. We intend to license future CyberCenters to urban non-profit organizations, which will own and operate the CyberCenters. The cost for each CyberCenter is anticipated to range from $50,000 to $100,000. We plan to offer corporate sponsorships of the CyberCenters in order to derive sponsorship revenue. We intend to charge users a fee for the use of the Internet access stations at the CyberCenters and charge a management fee to the non-profit organization which will own and operate the CyberCenters. We plan to offer introductory classes at the CyberCenters on the use of computers and the Internet.

      We plan to pursue relationships with membership-based groups such as non-profit organizations, churches, alumni organizations, fraternities and other similar organizations for brand building and membership acquisitions. We also plan to pursue relationships with local and national businesses for content, products, services and the sponsoring of our NetStand kiosks We may utilize a portion of the net proceeds of this offering to make strategic acquisitions.


      We plan to derive a substantial portion of our revenue from advertising and sponsorships. We believe that a major portion of our revenue will be derived from our NetStand kiosks, including corporate sponsorships, billboard treatment of the NetStand kiosks, advertising, web site development, hosting and application services. We initially plan to generate revenue of approximately $10,000 per NetStand kiosk. We also plan to offer corporate sponsorship and advertising packages for the CyberCenters. In addition, we plan to generate revenue from other advertising sponsorship packages including banner advertising, e-mail advertising, outdoor advertising, live and broadcast events and contest promotions. We are uncertain as to whether we will be able to generate revenue from our NetStand kiosks or CyberCenters or the sale of advertising on our online network. However, even if we do not generate any revenue, we believe that the net proceeds of the offering will be sufficient to meet our anticipated needs for working capital for at least 12 months.


      We also will seek to promote electronic commerce through our online network. For example, we offer links to major Internet retailers and service providers who have entered into revenue sharing agreements with us. The agreements generally provide that we receive a commission for products purchased through a link from our web site.


      Pursuant to an agreement in November 1999, we acquired a 66 2/3% interest in e-commerce solutions, Inc., which is developing proprietary software to construct electronic commerce capable web sites and electronic commerce communities. We intend to utilize approximately $2,950,000 of the net proceeds of the offering to complete development of the software and to fund the start-up costs for e-commerce solutions. In addition, it is anticipated that a portion of such funds will be utilized by e-commerce solutions for other e-commerce and business related services, including consulting, financing, reciprocal trade and barter services and infrastructure related services for e-commerce, Internet and other related businesses. We intend to market electronic commerce web sites through e-commerce solutions to small businesses. We initially believe that a basic electronic commerce capable web site can be marketed to small business owners at a reasonable price. In addition, we believe that the sales of electronic commerce web sites will provide us with additional opportunities to increase revenue. However, we may not be able to develop the proprietary technology on a timely basis, or at all, or generate significant revenues from the sales of electronic commerce capable web sites.

Results of operations

      From inception, operations have been in the early stages of development. We had no revenues for the period ended December 31, 1998, and year ended December 31, 1999. We incurred losses of $328,000 and $5,669,000, respectively, for those periods, in connection with web site development costs, interest expenses and other general and administrative expenses. The increase in expenses for the year ended December 31, 1999 as compared to the period ended December 31, 1998 was primarily attributable to a $291,000 increase in content costs for our web site, a $2,658,000 increase in interest expenses and amortization of debt discount and a $2,223,000 increase in general and administrative expenses consisting primarily of consulting and professional fees of $907,000, employee compensation of $1,078,000 (which includes compensatory stock options) and advertising, marketing and promotional expenses of $131,000.

      As of December 31, 1999 we had net operating loss carryforwards for federal income tax purposes of approximately $2,237,000. There can be no assurance that we will realize the benefit of the net operating loss carryforwards. The federal net operating loss carryforward will expire in 2019. We have established a valuation allowance with respect to these federal net operating loss carryforward.

      For the period commencing on December 31, 1999 through the completion of the offering, we will incur charges in the aggregate amount of approximately $10,554,000 attributable to debt issuance costs, original issue discount and estimated interest expenses incurred in connection with the sale of $1,050,000 of our promissory notes, the loan agreement with respect to The Elite Funding Group loan in an amount up to $1,000,000, and the issuance of shares of common stock to directors. Additionally, we will record a charge in the amount of $983,000 directly to stockholders' equity representing a portion of our capital contribution to e-commerce solutions, Inc., which reflects the minority interest. An additional $6,139,000 of equity instrument compensatory charges are attributable to various consulting agreements and an employee option, which are amortizeable over the term of such agreements. In addition, upon the vesting of warrants to purchase up to 800,000 shares of common stock issued to Stanley Wolfson in connection with the acquisition of a 66 2/3% interest in e-commerce solutions we will record a charge equal to the fair value of such warrants upon such vesting in accordance with performance criteria. In connection with the acquisition of all of the capital stock of Wilhelmina UrbanCool.com in March 2000 for 580,000 shares of common stock we will record an annual charge of $1,160,000 for a period of five years.


      We expect operating results to fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control. These factors include:

      o our ability to derive sponsorship and advertising revenue for our online network;


      o our ability to generate revenue from web site development, hosting and application services


      o     obtaining licenses of third-party content;

      o     consumers' acceptance of electronic commerce;

      o the development of our software to market electronic commerce capable web sites;

      o     the level of traffic on our web sites;

      o the amount and timing of the deployment of NetStand kiosks and other capital expenditures and other costs relating to the expansion of our operations;

      o the success of our efforts to market electronic commerce capable web sites;

      o the introduction of new or enhanced services by us or our competitors, including low-cost electronic commerce capable web sites;

      o the availability of desirable products and services for sale through our web sites;

      o     the loss of a key affiliation or relationship by us;

      o     changes in our pricing policy or those of our competitors;

      o     technical difficulties with our web sites;

      o     incurrence of costs relating to general economic conditions; and

      o economic conditions specific to the Internet or all or a portion of the technology market.

      As a strategic response to changes in the competitive environment, we may from time to time make pricing, service or marketing decisions or business combinations that could have a material adverse effect on our business, results of operations and financial co Indition. In addition, in order to accelerate the promotion of our brand name, we intend to significantly increase our sales and marketing budget, which could materially and adversely affect our business, results of operations and financial condition.

Liquidity and capital resources


      We have funded our requirements for working capital to support operations primarily from private placements of our securities, credit from our web site developer, Analysts International Corp., and borrowings under a loan agreement. As of December 31, 1999, we had a working capital deficit of ($842,000).

      The independent auditor's report on our financial statements contains explanatory language that substantial doubt exists about our ability to continue as a going concern. The report specifies that we have incurred net losses, and have a working capital deficiency. If we are unable to obtain sufficient financing in the near term or achieve profitability, then we would, in all likelihood, experience severe liquidity problems and may have to curtail our operations.

      For the period ended December 31, 1998, net cash provided by operating activities was $73,000, which was primarily attributable to increases in accounts payable, accrued expenses and a payable to officer/stockholder of $222,000, offset by our net loss of $328,000 and increased by non-cash expenses in the amount of $179,000. For the year ended December 31, 1999, cash used in operating activities was $748,000. The cash used by operating activities for the year ended December 31, 1999 was attributable to a net loss of $5,669,000 and offset by non-cash expenses in the amount of $4,203,000 and an increase in accounts payable, accrued expenses, payable to officer/stockholder, note payable and net of an increase in other assets and minority interest in subsidiary in the amount of $718,000.

      For the period ended December 31, 1998, net cash used in investing activities was $86,000, which was attributable to the purchase of computer equipment and software and web site development. For the year ended December 31, 1999, net cash used in investing activities was $219,000 which was attributable to the purchase of computer equipment and software.

      For the period ended December 31, 1998, net cash provided by financing activities was $15,000, which was attributable to the sale of common stock. For the year ended December 31, 1999, net cash provided by financing activities was $1,083,000. The increase in net cash provided by financing activities was primarily attributable to proceeds from the sale of our common stock of $177,000, proceeds from a line of credit of $500,000 and net proceeds from a private financing transaction of $791,000 offset by deferred offering costs of $385,000.

      In November 1999, we delivered a promissory note to Analysts International, our web site developer, in the amount of $400,432, representing the amount of the accounts payable plus accrued interest owed to Analysts International. The note bears interest at the rate of 18% per annum, requires monthly payments of $25,000 and is payable on the earlier of the closing of this offering or June 1, 2000. We have not made the monthly payments due in December 1999 through April 2000.

      In December 1999, we contributed $50,000 to e-commerce Solutions, Inc. in connection with our acquisition of a 66 2/3% interest in e-commerce Solutions. We have also agreed to contribute an additional $2,950,000 to e-commerce solutions upon the closing of this offering.


      In July through November, 1999, we completed the sale of 105 units at a price of $10,000 per unit in a private financing transaction. Each unit in the private financing consisted of a promissory note in the amount of $10,000, 1,000 shares of common stock and warrants to purchase 5,000 shares of common stock. The warrants are exercisable at an exercise price of $2.00 per share commencing January 2000 through November 2000 expiring in July 2004 through November 2004. The notes bear interest at the rate of 10% per annum and are payable on the earlier of 24 months from the date of issuance or upon the closing of this offering.


      On November 23, 1999, we entered into a loan agreement with The Elite Funding Group, Inc. which provides for a loan in an amount of up to $1,000,000 at an interest rate of 10% per annum, payable monthly. On the date we entered into the agreement, we issued to the lender common stock purchase warrants for the purchase of up to 750,000 shares of common stock at an exercise price of $1.00 per share, subject to adjustment, exercisable at any time for a period of ten years. We have received advances in the aggregate amount of $815,000. We must prepay any outstanding advances under the loan agreement to the extent of any proceeds available to us from the sale of our assets outside of the ordinary course of business, the issuance of any indebtedness or the sale of any equity securities. We must pay the full amount of all outstanding advances under the loan agreement on the earlier of May 18, 2000 or the closing of this offering. In April 2000 we agreed to pay the lender an extension fee of $75,000 payable upon the maturity of the loan to extend the maturity date from April 14, 2000 to May 18, 2000. To secure the repayment of advances under the loan agreement, we have pledged substantially all of our assets to the lender.

      In November 1999, Jacob R. Miles, III, our Chairman, Chief Executive Officer and majority stockholder entered into a deferred compensation agreement with us which provides that Mr. Miles shall receive accrued salary in the amount of $131,250, payable out of the net proceeds of this offering, which amount was accrued from January 1, 1999 through September 30, 1999. As of December 31, 1999 we owed Mr. Miles approximately $11,000 for expenses he paid on our behalf which has been recorded as a non-interest bearing loan.

      We have also entered into a consulting agreement with RMH Consulting Corp., an affiliate of The Elite Funding Group, a principal stockholder and our lender. The consulting agreement is for a period of two years commencing as of November 1, 1999 and requires us to pay the consultant a fee of $6,250 per month and $75,000 upon the closing of this offering. Pursuant to the consulting agreement we issued 150,000 shares of common stock to the consultant. See "Management--Consulting Agreements" and "Certain Transactions."

      In January 2000, we entered into a one-year agreement with Ask Jeeves which provides for payments in the aggregate amount of $437,000 during the term of the agreement. Ask Jeeves has developed a proprietary search engine which utilizes a question and answer format. Pursuant to the agreement, Ask Jeeves will customize its search engine with an urban theme for use and resale by Urban Cool.

      Our capital requirements depend on numerous factors, including, market acceptance of our products and services, the resources we devote to marketing and selling our services and our brand promotions, capital expenditures and other factors. We have experienced a substantial increase in our capital expenditures since our inception consistent with the growth in our operations and staffing. We anticipate this increase will continue for the foreseeable future particularly relating to our development of NetStand kiosks, creation of CyberCenters and systems infrastructure. We believe that, together with the proceeds of the offering and anticipated revenues from operations, our current cash will be sufficient to meet our anticipated needs for working capital, capital expenditures and business expansion for the next 12 months. After 12 months, if cash generated from operations is insufficient to satisfy our liquidity requirements, we may seek to sell additional equity or debt securities or to obtain a credit facility. The sale of additional equity or convertible debt securities could result in additional dilution to our stockholders. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. If we do not obtain such financing, we may have to curtail or cease our operations.

Recent accounting pronouncements

      In March 1998, the Accounting Standards Executive Committee issued AICPA Statement of Position 98-5, "Reporting on the Costs of Start-up Activities." This statement provides guidance on the financial reporting of start-up costs and organization costs. It requires that the cost of start-up activities and organization costs be expensed as incurred. This statement of position is effective for financial statements for fiscal years beginning after December 15, 1998. We do not expect adoption of this statement to have a material impact on our financial statements.

      We are required to adopt Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information." Statement No. 131 superseded statement No. 14, "Financial Reporting for Segments of a Business Enterprise" and is effective for years beginning after December 31, 1997. Statement 131 establishes standards for the way that public business enterprises report selected information about operating segments in financial reports. Statement 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. The addition of statement 131 will not affect our results of operations or financial position, but may affect the disclosure of the segment information in the future.

      In June 1998, the Financial Accounting Standards Board or "FASB," issued statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement changes the previous accounting definition of derivative, which focused on freestanding contracts such as options and forwards, including futures and swaps, expanding it to include embedded derivatives and many commodity contracts. Under the statement, every derivative is recorded in the balance sheet as either an asset or liability measured at its fair value. The statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Statement No. 133 is effective for fiscal years beginning after June 15, 2000. Earlier application is allowed as of the beginning of any quarter beginning after issuance. We do not anticipate that the adoption of statement No. 133 will have a material impact on our financial position or results of operations.

                                    BUSINESS

General


      We operate urbancool.com, an online network targeted to urban consumers that provides a forum for communications, information and electronic commerce. Our online network, which has been operational since January 1999, consists of 15 channels with original content organized by subject matter, and includes a search engine for users. The channels cover topics of interest to urban consumers such as arts and literature, health and fitness, sports, education, children, entertainment, finance, women's issues and travel. In addition, our online network includes urbanmall.net, a shopping site and business to business sites urbancoolnet.com, an Internet services site and urbantrends.com, a business information site. Through our search engine, our online network of web sites is linked to more than 2,000 web sites. According to Web Trends, page view impressions from January 1999 through December 1999 exceeded 500,000.

      We are a development stage company. We were incorporated in January 1998, and have not generated any revenues in offering products or services for sale. Since our inception, we have primarily been engaged in the initial planning and development of an infrastructure, our web sites and operations, negotiating agreements with infrastructure companies, marketing partners, content providers and raising capital.


      Our objective is to establish our online network as a leading online destination of urban consumers and businesses who market their products to urban consumers. We intend to provide:

      o urban residents with a local competitive means of accessing information, technology, communications and financial products and services as well as transportation products and services such as bus, train and airline information and ticketing; and


      o businesses with Internet services and access to the urban marketplace for additional sales and customer service opportunities, while providing exposure in the urban marketplace for their brands, including utilizing our Netstand kiosks for web site development, hosting, application services and content distribution services.


The Internet

      Internet access among U.S. households is increasing at a rapid rate. According to a July 1999 study published by the U.S. Department of Commerce, approximately 42% of U.S. households own computers. Approximately 26% of U.S. households now have Internet access, and Internet access has increased for all demographic groups in all locations. In 1998, Internet access increased 52.8% for White households, 52% for African American households and 48.3% for Hispanic households.

      We believe that the rapid increase in Internet usage by U.S. households represents a substantial opportunity for companies to conduct business online. The functionality and accessibility of the Internet have made it an attractive commercial medium by providing features that historically have been unavailable through traditional distribution channels. Applications that allow consumers to comparison shop or choose from a large selection of goods or services have flourished on the Internet. Because of these advantages, an increasingly broad base of products and services is sold online, including consumer goods such as automobiles, books and CDs, and a variety of services, including travel, securities trading and other financial services. Forrester Research estimates that revenues from electronic commerce consumer spending in the U.S. will increase from approximately $20.2 billion in 1999 to approximately $184 billion in 2004.

      Advertisers and direct marketers are also increasingly using the Internet to locate and market to customers. Forrester Research estimates that U.S. Internet advertising will grow from approximately $2.8 billion in 1998 to approximately $22 billion in 2004.

Urban consumer market segment

      Our target audience for our web sites is America's urban residents. The 1990 U.S. Census states that approximately 160 million out of 250 million Americans live in an urban environment. Within this urban market, we believe the minority population will be attracted to Urban Cool as one of its primary online destinations since we believe it has not been meaningfully and directly targeted for Internet access.

      According to the Census, approximately 80% of the U.S. minority population lives in an urban environment, which includes 24 million African Americans and 18 million Hispanics. Minorities trail whites in computer ownership and usage. The U.S. Department of Commerce report states that African American and Hispanic households have far lower ownership levels of computers (at 23% and 26%) and Internet access levels (11% and 13%) as compared to White household computer ownership of 47% and Internet access of 30%. However, both African American and Hispanic households are twice as likely to own computers as they were in 1994 and this rate of increase is greater than the rate of increase for White ownership of computers. Because minorities are increasing their use of computers, we believe there is a significant opportunity for Urban Cool to capitalize on new urban minority demand for Internet access.

Strategy

      General


      Our objective is to establish our online network as a leading online destination for the urban consumer. Our strategy is to attract urban consumers to our online network, NetStand kiosks and CyberCenter locations for information, products and services and to develop revenue generating relationships with businesses which desire to reach urban consumers. Our strategy also includes marketing electronic commerce capable web sites to urban-based small businesses as well as web site development, hosting, application services and other Internet services. The key elements of our strategy are described below.

      Create brand recognition

      We believe creating brand recognition will be critical to attracting urban consumers to our web sites, NetStand kiosks and CyberCenters and building brand awareness among urban businesses. We intend to differentiate our business from other online networks through our focus on America's inner city residents and our use of NetStand kiosks and CyberCenters which are intended to introduce and promote our web sites to urban consumers. We intend to utilize outdoor, television, print, Internet and radio advertising as well as displays, events, direct mail, telemarketing and public relations efforts to promote the Urban Cool brand name. We plan to co-market our services through strategic alliances with major corporations. In addition, we intend to utilize celebrities, primarily on a volunteer basis, to promote technology within our urban markets. We believe celebrities will volunteer their services based on discussions we have had with several of them who have given exclusive interviews on our online network. Our advertising and marketing efforts will also include radio giveaways and in-house promotions. We have retained McCann-Erickson to develop and manage our brand building campaign.

      Develop NetStands

      We intend to use a portion of the net proceeds of this offering to place PC-based NetStand kiosks in at least 500 locations in urban markets. Sites for Netstand kiosks are initially planned within six urban markets: Brooklyn and Harlem in New York City, and several areas within Dallas, Detroit, Los Angeles, Miami and San Francisco Bay area. We intend to locate the NetStand kiosks in high-traffic locations such as shopping malls, small businesses, community centers, bus terminals and multi-family housing developments. We have built seven NetStand kiosks which are fully operational and, in September 1999, we entered into an agreement with a shopping center in Dallas, Texas to deploy five NetStand kiosks. We believe that the NetStand kiosks will be an integral part of our network. The NetStand kiosks provide Internet access in inner city locations and are designed to be easily operated by people with no previous Internet or computer experience.

      Individuals will be able to use the NetStand kiosks to visit our web sites, search the Internet, purchase tickets, send money, access local information and engage in electronic commerce transactions. We intend to rely on independent third parties to manufacture, install and service the NetStand kiosks. We anticipate that the cost of each NetStand kiosk will be approximately $4,000. The NetStand kiosks will be networked, designed and programmed for the local urban market in which they are deployed. The users of the NetStand kiosks will be provided with high-speed Internet access and charged fees for certain functions. The NetStand kiosks are designed to accept cash as well as major credit and debit cards. We also plan to offer corporate sponsorship programs and advertising on the NetStand kiosks, which we believe will constitute a major portion of our revenue. We also intend to utilize the NetStand kiosks to build a data base of consumers for targeted marketing, consumer surveys and data mining opportunities.

      Build CyberCenters

      We intend to open a model CyberCenter at 439 West 125th Street in Harlem, New York in the third quarter of 2000. The CyberCenters are intended to provide users with a place to socialize and access the Internet. The CyberCenters will be 1,000 to 2,000 square feet and will contain 10 to 20 computers in NetStand kiosks and multi-media computer stations that provide Internet access through our online network. We currently have no operating CyberCenters. We also intend to provide technology focused business services at the CyberCenters, such as computer enhanced photos, Internet telephone service, database research, urban research and to offer telecommunication products and services.


      We intend to license future CyberCenters to urban non-profit organizations, which will own and operate the CyberCenters. The cost for each CyberCenter is anticipated to range from $50,000 to $100,000. We anticipate the non-profit organization will have capital expenditures of between $20,000 to $40,000 in connection with opening the CyberCenter. We plan to offer corporate sponsorships of the CyberCenter in order to derive sponsorship revenue. We intend to charge users a fee for the use of the Internet access stations at the CyberCenters and charge a management fee to the non-profit organizations which will own and operate the CyberCenters. We plan to offer introductory classes at the CyberCenters on the use of computers and the Internet.

      Generate sponsorship, advertising revenues and other NetStand kiosk revenue

      We plan to derive a substantial portion of our revenue from Internet services, advertising and sponsorships. We believe that a major portion of our revenue will be derived as a result of our NetStand kiosks, including corporate sponsorships, billboard treatment, advertising, web site development, hosting and application services. We initially plan to generate revenue of approximately $10,000 per NetStand kiosk. We also plan to offer corporate sponsorship and advertising packages for the CyberCenters. In addition we plan to offer other advertising sponsorship packages including banner advertising, e-mail advertising, outdoor advertising, live and broadcast events and contest promotions.

      Promote electronic commerce

      We also offer links to major Internet retailers and service providers who have agreed to revenue sharing agreements with us based on either a percentage of sales or a set fee basis. The agreements generally provide that we receive a commission for products purchased through a link from our web site. Currently, through our agreements with Internet retailers and service providers, we sell gifts, flowers, travel, computer hardware and software, video game hardware and software, fine art, music, videos and film, entertainment and sports branded clothing and products, health products and haircare and beauty products. We also plan to offer auction services, telecommunications products and services, Internet services, financial services, transportation information and tickets. We have had discussions with several telephone companies, a financial services company, and Internet services companies to market their products and services. Although no definitive agreements have been reached, we believe, although there can be no assurance, that we will be able to offer their products and services through our online network.


      We also intend to offer merchandise through our online network including Urban Cool branded and co-branded merchandise. Products anticipated to be offered include t-shirts and caps, gift products, music and music video products, video game products, posters, stickers and other printed merchandise and low cost computers.

      Pursue strategic acquisitions and alliances

      We plan to pursue relationships with membership-based groups such as non-profit organizations, churches, alumni organizations, fraternities and other similar organizations for brand building and membership acquisitions. We also plan to pursue relationships with local and national businesses for content, products, services and the sponsoring of our NetStand kiosks. Additionally, we plan to pursue strategic acquisitions of Internet-related companies, other web sites and local urban weekly newspapers that have viewers/subscribers that reach our target market segment and generate advertising revenue. We may utilize a portion of the net proceeds of this offering to make strategic acquisitions.

      We have entered into a non-binding letter of intent with Bloomberg, L.P. Pursuant to the letter of intent, Bloomberg will provide content for our web sites and promote our web sites and, in return, we will pay Bloomberg $66,666 per month. The proposed term of the agreement is three years. However, we have not reached a definitive agreement with Bloomberg and we cannot assure you that an agreement will be reached. As of the date of this prospectus, we do not have any other understandings, commitments or agreements concerning these types of transactions.


      We have entered into a marketing alliance agreement with Navisite, Inc. Navisite provides web site hosting services, bandwidth and computer equipment to businesses. Pursuant to the alliance agreement with Navisite, we will resell Navisite services and receive a commission equal to 10% of all revenue which we generate for Navisite. We have also entered into an agreement with Akamai Technologies, Inc. Akamai provides services to businesses which will enhance the performance and functionality of their web sites. Our web sites will contain a link to Akamai's site and Akamai's site will contain a link to our site. We intend to enter into similar agreements with other technology and telecommunication companies which provide business-to-business services. We believe that other companies will enter into strategic alliances with us because of their desire to market their products and services to our target market of urban consumers and businesses.

      Other Business to Business Services

      We have recently acquired a 66 2/3% interest in e-commerce solutions -- in exchange for warrants to purchase up to 1,050,000 shares of common stock and our agreement to contribute $3,000,000 -- which is developing proprietary software to construct electronic commerce capable web sites and electronic commerce communities. We anticipate completing the development of the software for the design of the web sites in the third quarter of 2000. We intend to utilize a portion of the net proceeds of the offering to make a required capital contribution to e-commerce solutions which will be utilized to complete development of the software and to set up a sales and marketing organization. Using the software, our in-house personnel will consult with business customers, and will design and sell customized electronic commerce capable web sites for the business customer. We intend to market the electronic commerce web sites to small urban-based businesses at a relatively low cost. Our goal is to develop a substantial sales force to market the web sites.


      In addition, we believe that the sales of electronic commerce web sites will provide us with additional opportunities to increase revenue. We intend to offer purchasers of web sites various services including:

      o     web hosting services;

      o     additional sophisticated web site development services; and

      o specialized marketing into the African-American and Hispanic markets.


      We intend to enter into agreements with purchasers of web sites to provide direct links to urbancool.com and to our other web sites.

      e-commerce solutions also intends to offer other e-commerce and business related services, including consulting, financing, reciprocal trade and barter services and infrastructure related services for e-commerce, Internet and other related businesses.

      Provide other services

      Urban Cool, together with non-profit organizations, intends to participate in providing introductory computer training programs in select cities. By providing introductory classes, we intend to build a client base familiar with our services. We do not plan, however, on generating revenue from the classes. Other services which we plan to offer through our online network, NetStand kiosks and CyberCenters include money transfer, transportation tickets and public transportation information. We intend to offer web hosting and related services pursuant to our marketing alliance agreement with Navisite and application services and content distribution services pursuant to our agreement with Akamai.

      In addition, we intend to offer via urbancool.com, NetStand kiosks and CyberCenters financial services such as bill paying and a full line of telecommunication products and services including prepaid local and long distance phone usage, prepaid cellular phones, pagers, prepaid home and business phone services. We have entered into an agreement with NatioNet Online, an Internet service provider, that offers Internet access to subscribers.

Urban Cool Online Network


      Our online network is organized around consumer focused sites anchored by urbancool.com with 15 content specific channels and three business focused Urban Cool web sites. Our channels, web sites and special features are described below.


      Arts & literature channel

      The Arts & Literature channel provides original content and links to web sites related to the arts, culture, dance, genealogy, literature, performing arts and theatre.

      Health and fitness channel

      The Health and Fitness channel provides news stories on health and fitness topics as well as links to web sites related to medicine and drugs, diseases, fitness, medical references, insurance, mental health, natural health, organ-tissue donation, health organizations and vision.

      Sports channel

      The Sports channel provides original content, sports news and stories as well as links to sports magazines and numerous professional and amateur sports and sporting events.

      Education channel

      The Education channel provides links to web sites related to education, including careers, college guides, curriculum, scholarships, educational organizations and educational references.

      U' Cool kids channel

      The U' Cool Kids channel provides links to web sites related to books and stories, clubs, education, games, girls only, holiday fun, museums and television.

      Urban styles channel

      The Urban styles channel provides links to web sites related to autos, auctions, toys, fashion and beauty, men's topics, hip hop and shopping destinations.

      Entertainment channel

      The Entertainment channel provides special interest stories and interviews as well as links to web sites related to entertainment awards, celebrities, music, entertainment magazines, movies, films, television, games, history, entertainment organizations, comics, radio and hobbies.

      Living and family channel

      The Living and Family channel provides top news stories and features as well as links to web sites related to religions, adoption, gardening, home improvement, real estate, parenting, environment, organizations, pets, inspirational stories, seniors, singles, insurance, spiritual well-being and time management.

      Cool technology channel

      The Cool Technology channel contains news stories as well as links to web sites related to computers, stereo and television, telecommunications, magazines, museums, technology-related organizations and video games.

      Food and beverage channel

      The Food and Beverage channel provides links to web sites related to food and beverage, recipes, food and beverage magazines and restaurants.

      Money talks channel

      The Money talks channel provides links to web sites related to financial news, careers, financial topics and business, consumer and professional organizations.

      Travel and events channel

      The Travel and Events channel provides links to web sites related to city guides, travel, state guides, events and holidays.

      Street watch channel

      The Street Watch channel provides links to web sites related to law enforcement agencies, drugs and crime.

      News and government channel

      The News and Government channel provides top news stories, as well as links to web sites related to government, legal information, magazines, news services, newspapers and organizations.

      For women channel

      The For Women channel provides original content and links to web sites for women, related to health issues, business, careers, magazines, organizations and weddings.

      Urbancool.com


      Urbancool.com is our consumer focused site for urban consumers and others who follow trends in the urban community, which contains links to our 15 content specific channels and our other web sites.

      Urbancoolnet.com

      The urbancoolnet.com site is our corporate and business to business web site.


      Urbanmall.net

      The urbanmall.net site is a shopping site which offers software, videos, books, music, CDs, Urban Cool caps, t-shirts and backpacks.

      Urbantrends.com

      The urbantrends.com site is a business-to-business site that provides information about trends in the urban community and links to urban magazines, advertising agencies and research about the urban community.


      Urbanjobs.com


      Urbanjobs.com is a site focused on career development, job searches and business services for corporate personnel departments.

      Future web sites


      We intend to develop Urban Cool Magazine, a print and online technology lifestyle magazine focused on the urban consumer. We also intend to develop urbanauctions.com, a collection of web pages focused on celebrity, business and charity auctions.

U' Cool Crew

      We intend that each channel will be hosted by one of our 12 proprietary fictional characters known as part of the U' Cool Crew, presenting original content, link recommendations and acting as sales persons for electronic-commerce products and services. Our web sites contain a computer-generated likeness and description of each of the characters, including their favorite food, dessert, sport and other interests. We intend to further develop the personalities of each of these characters, including animating and casting for the characters and providing scripts for the characters. We also intend to utilize the characters in television, radio and print advertising, to make personal appearances and to promote the Urban Cool brand name and electronic commerce products. Network users are able to send e-mail to the characters and to vote for their favorite characters. We believe that the U' Cool Crew will build brand awareness and brand loyalty for the Urban Cool brand name.

Sales and marketing


      We intend to establish a direct sales organization consisting of national, regional and local sales representatives. Our sales organization will provide input on design and placement of our Internet-based advertising and the content on local web sites. The sales representatives' objective will be to provide a high level of customer service and satisfaction to business customers. We also intend to have our sales representatives focus on selling sponsorship packages and banner advertising programs together with web site development services, hosting and application services.


      We intend to utilize a number of methods to promote the Urban Cool brand name including outdoor advertising, advertising on other Internet sites, targeted publications, radio stations, cable television and cross promotional arrangements to secure advertising and other promotional considerations. We have distributed promotional material at select targeted events such as Black expo, cinco de mayo events, concerts and other community events. To further promote the Urban Cool brand name, we intend to enter into strategic alliances with consumer products and technology companies.

      We intend to develop relationships with urban non-profit groups and with other urban consumer membership based groups, such as churches, alumni organizations, fraternities and similar organizations, for brand building and membership acquisitions. We plan to meet with urban non-profit organizations and other urban consumer membership based groups to identify sponsorship and grass roots marketing opportunities. We also intend to sponsor events, concerts and other community activities to promote the Urban Cool brand name.

Distribution - internet service provider

      We have entered into an agreement with NatioNet Online, an Internet service provider, to provide Internet access to our users. Pursuant to the agreement, we will receive 5.1% of the monthly fee paid by each subscriber. We intend to promote Internet service access by distributing Urban Cool co-branded software via direct mail, magazine insertions, at concerts, seminars and events as well as through our CyberCenters and NetStand kiosk locations. We also will distribute our software in computer stores, record stores, discount stores, grocery stores and through churches, community events and other community-based organizations and membership based groups.


WilhelminaUrbanCool.com Inc.

      In March 2000 we acquired all of the capital stock of WilhelminaUrbanCool.com, Inc. in exchange for 580,000 shares of our common stock. WilhelminaUrbanCool.com, Inc. was formed in February 2000 in order to license the Wilhelmina trademark from Wilhelmina Artist Management LLC. The license agreement provides for an initial term of 25 years and successive five-year renewal options. Wilhelmina Models which was founded in 1967 is one of the leading modeling agencies in the industry. Wilhelmina Models is an agent for over 1,000 models and its current roster of models, athletes and musical talent includes Mia Tyler, Kevin Garnett, Kate Dillon, Katerina Witt, Jenna Elfman, Brandy, Paula Cole, Kid Rock, Kool and the Gang, Hootie and the Blowfish, and Sugar Ray. Pursuant to the license agreement, WilhelminaUrbanCool.com, Inc. has been granted the license to utilize the Wilhelmina trademark in connection with a web site known as

WilhelminaUrbanCool.com. Wilhelmina Artist Management, LLC has agreed to provide to WilhelminaUrbanCool.com, Inc. all head shots, photographs and other materials which Wilhelmina has the right to utilize for self-promotion and to provide content for the WilhelminaUrbanCool.com web site. In addition, it is anticipated that WilhelminaUrbanCool.com will market merchandise, sponsor contests, model searches and engage in other promotions utilizing the web site.

Web site design services

      In November 1999, we entered into an agreement to acquire 66 2/3% of the capital stock of e-commerce solutions, Inc. In connection with the acquisition, we have advanced $50,000 of capital to e-commerce solutions and have agreed to contribute an additional $2,950,000 of capital to e-commerce solutions upon the completion of the offering. In addition, we issued warrants to purchase up to 1,050,000 shares of common stock to Stanley Wolfson, exercisable are as follows:

      o warrants to purchase 50,000 shares of common stock are exercisable immediately at an exercise price of $2.00 per share;

      o warrants to purchase 200,000 shares of common stock are exerciseable immediately at an exercise price of $1.00 per share;

      o warrants to purchase 200,000 shares of common stock are exercisable provided that e-commerce solutions has gross sales of at least $2,500,000 within 24 months of our contribution of $3,000,000 to e-commerce solutions at an exercise price of $1.00 per share;

      o warrants to purchase an additional 200,000 shares of common stock are exercisable provided that e-commerce solutions has gross sales of at least $7,500,000 within 24 months of our contribution of $3,000,000 to e-commerce solutions at an exercise price of $1.00 per share;

      o warrants to purchase an additional 200,000 shares of common stock are exercisable provided that e-commerce solutions has gross sales of at least $15,000,000 within 24 months of our contribution of $3,000,000 to e-commerce solutions at an exercise price of $1.00 per share and

      o warrants to purchase an additional 200,000 shares of common stock are exercisable provided that e-commerce solutions has gross sales of at least $25,000,000 within 24 months of our contribution of $3,000,000 to e-commerce solutions at an exercise price of $1.00 per share.

      e-commerce solutions has entered into a three-year employment agreement with Stanley Wolfson to serve as the president. Mr. Wolfson shall receive a salary of $175,000 per annum plus 2% of gross sales commencing as of November 1, 1999. Pursuant to our shareholder's agreement with Stanley Wolfson and e-commerce solutions, Mr. Wolfson has the ability to manage the affairs of e-commerce solutions, subject to our right to vote on certain shareholder matters. In connection with the shareholder's agreement, the vote of 70% of the shares of common stock outstanding is required in connection with a vote of the shareholders.

      e-commerce solutions owns partially developed proprietary software to construct electronic commerce capable web sites and electronic commerce communities. We intend to utilize a portion of the net proceeds of the offering to complete development of the software and to fund the start-up costs for e-commerce solutions. We anticipate completing the development of the software in the third quarter of 2000. e-commerce solutions also intends to offer other e-commerce and business related services, including consulting, financing, reciprocal trade and barter services and infrastructure services for e-commerce, Internet and other related businesses. We intend to market electronic commerce web sites through e-commerce solutions to urban-based small businesses. We believe that a basic electronic commerce capable web site can be marketed to urban-based small business owners at a relatively low cost. We plan to utilize a substantial telemarketing effort and a dedicated sales force to market the web site design services. We cannot assure you that we will be able to develop such a sales force or develop web site design services. We intend to offer competitive performance-based compensation packages to our sales representatives and telemarketers.

Revenue sharing agreements

      We have entered into revenue sharing agreements, none of which are material to our revenue, with Music Boulevard/CD Now, car prices.com, electronics.net, Yahoo store, and buydirect.com. The agreements generally provide that we receive a commission for products purchased through a link on our web site. We intend to enter into agreements to offer Internet links to other Internet retailers, including telecommunications and Internet services, financial services, and transportation services.

Web site management and development


      Analysts International designed our initial web sites. We presently develop, manage and maintain our network of web sites. Our web site management and development is supervised by our Vice President of Technology and Internet Services and is assisted by employees, strategic partners and subcontractors.

Technology

      Technology is a critical part of our business and affects our business in a variety of ways. We intend to upgrade and modify our network hardware systems and software in order to provide faster, more robust and more reliable communications, entertainment and Internet services to our customers. We intend to have servers in multiple locations in order to provide back-up of our computer systems, quicker access to our online network and the ability to handle the anticipated increased use of our online network. We intend to utilize Navisite and Akamai for technology infrastructure support and Ask Jeeves for search and customer service applications.


Competition

      The market for Internet products and services is highly competitive and competition is expected to continue to increase significantly. There are no substantial barriers to entry in these markets, and we expect that competition will continue to intensify. We compete with many other providers of information and community services such as AOL, Excite, Inc. Infoseek Corporation, Lycos, Inc., and Yahoo Inc. as well as other web sites including bet.com, starmedia.com, and quepasa.com. As we expand the scope of our Internet services, we will compete directly with a greater number of Internet sites and other media companies. A large number of web sites and online services also offer electronic commerce products, informational and community features. There can be no assurance that we will be able to compete successfully or that the competitive pressures faced by us will not have a material adverse effect on our business.

      We compete with IBM and EDS for web site design services as well as other local, regional and national web site designers. As we expand our web site design services we will compete directly with other web site design services offering similar products. In addition, other web site designers may offer reasonably priced electronic commerce capable web sites or develop similar or superior software. We cannot assure you that we will be able to compete successfully.

      There are other web sites that attract segments of our potential market. We believe that we will be able to differentiate Urban Cool from competitors by promoting the Urban Cool brand name and through access to our online network through NetStand kiosks and CyberCenters.

      Many of our existing competitors, as well as a number of potential new competitors, have significantly greater financial, technical, marketing and distribution resources. In addition, other web sites and online networks may be acquired by, receive investments from, or enter into other commercial relationships with larger, well-established and well financed companies. Greater competition resulting from these types of strategies relationships could have a material adverse effect on our business, operating results and financial condition.

Government regulation

      Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, defamation, pricing, taxation, content regulation, quality of products and services, and intellectual property ownership and infringement. Such legislation could dampen the growth in use of the Internet generally, decrease the acceptance of the Internet as a communications and commercial medium and require us to incur expense in complying with any new regulations. Other nations have taken actions to restrict the free flow of material deemed to be objectionable on the Internet. In addition, several telecommunications carriers are seeking to have telecommunications over the Internet regulated by the Federal Communications Commission in the same manner as other telecommunications services. Such laws and regulations if enacted in the United States or abroad could have a material adverse effect on our business. Moreover, the applicability to the Internet of the existing laws governing issues such as property ownership, copyright, defamation, obscenity, and personal privacy is uncertain, and we may be subject to claims that our services violate these laws. Any new legislation or regulation in the United States or abroad or the application of existing laws and regulations to the Internet could have a material adverse effect on our business.

      Due to the global nature of the Internet, it is possible that, although transmissions by us over the Internet originate primarily in the State of Texas, the governments of other states and foreign countries might attempt to regulate our transmissions or prosecute us for violations of their laws. There can be no assurance that violations of local laws will not be alleged or charged by state or foreign governments, that we might not unintentionally violate such law or that such laws will not be modified, or new laws enacted, in the future. Any of the foregoing developments could have a material adverse effect on our business.

Trademarks and proprietary rights

      We regard our copyrights, trademarks, trade names, trade dress, trade secrets, and similar intellectual property as critical to our success, and we intend to rely on trademark and copyright law, trade secret protection and confidentiality and/or license agreements with our employees, customers, independent contractors, partners and others to protect our proprietary rights. We pursue the registration of our trademarks and service marks in the United States, and have applied for and obtained registration in the United States for the Urban Cool brand name. We are in the process of filing for additional protection. Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which our products and services are made available online.

      There can be no assurance that the steps taken by us to protect our proprietary rights will be adequate or that third parties will not infringe or misappropriate our copyrights, trademarks, trade dress and similar proprietary rights. In addition, there can be no assurance that other parties will not assert claims of infringement of intellectual property or alter proprietary rights against us.

      We may be required to obtain licenses from others to refine, develop, market and deliver new services. There can be no assurance that we will be able to obtain any license on commercially reasonable terms, or at all or that rights granted pursuant to any licenses will be valid and enforceable.

Employees

      We have nine full-time employees, four of which are involved in marketing and sales and five in general management, technology and administration. We also have two part time employees. We have no collective bargaining agreement with our employees. We believe that our relationship with our employees is satisfactory.

Legal proceedings

      Urban Cool is not currently involved in any material legal proceedings. We may from time to time become a party to various legal proceedings arising in the ordinary course of our business.

Properties


      Our Internet hosting and co-location servers are located at 1950 Stemmons Freeway, Dallas Texas. Our lease is month to month at a monthly rate of $1,200 per month. We also have leased 1,350 square feet at 1401 Elm Street, Dallas, Texas at a monthly rental of $1,635. We lease space at 439 West 125th Street in the Harlem area of New York City at a monthly rate of $880 per month, for our model CyberCenter. e-commerce solutions leases office space at 600 West 57th Street, New York, New York at a monthly rate of $5,000 per month, which lease expires in October 2002. We are in the process of locating additional space for our expanded operations. However, no definitive agreements have been executed.

                                   MANAGEMENT

Directors and executive officers

      The following table sets forth information concerning our directors and executive officers as of the date of this prospectus. Sir Brian Wolfson has agreed to serve as a director of Urban Cool upon the completion of the offering.

      Name                                   Age                  Position
      -----                                 ----                  --------


 Jacob R. Miles, III* ....................   45      Chairman, Chief Executive Officer and Director

 Terrence B. Reddy .......................   57      President, Chief Operating Officer and Director

 Barry M. Levine .........................   56      Secretary, Treasurer and Chief Financial Officer

 Tony Winston ............................   33      Vice President of Technology and Internet Services

 Rosalind Bell ...........................   41      Director

 Rex Cumming* ............................   36      Director

 Sir Brian Wolfson* ......................   64      Director Nominee

----------------------

* We intend to elect such individuals to the audit and compensation committees.

      The following is a brief summary of the background of each executive officer and director:

      Jacob R. Miles, III, our founder, has been Chairman and Chief Executive Officer since inception. From 1996 to 1998, Mr. Miles was President of Miles Companies, an entertainment- and technology-focused consulting firm. From 1993 to 1996, he was Chairman and Chief Executive Officer of Cultural Exchange Entertainment Corp., a developer and marketer of entertainment properties, toys and electronic learning aids targeted at urban markets, which filed for protection from its creditors under Chapter 7 of the Bankruptcy Code in United States Bankruptcy Court for the Southern District of New York in January 1998 and was discharged in July 1998. Prior to 1993, Mr. Miles held engineering operations and senior management positions with Tonka Corp. and General Mills Toy Group. He received an engineering management certificate from Xavier University in 1980. Mr. Miles is the husband of Rosalind Bell, a director of ours.

      Terrence B. Reddy became our President, Chief Operating Officer in September 1999 and a director in November 1999. From 1993 to August 1999, he served as President of TransMedia Resources, a media research company that services the broadcasting industry in markets in the state of Texas. Prior to 1993, Mr. Reddy held sales and general manager positions with various television and cable network companies.

      Barry M. Levine became our Secretary, Treasurer and Chief Financial Officer in November 1999. From October 1996 to August 1999, Mr. Levine was a director and the President and Chief Executive Officer of Millennium Sports Management, Inc., a publicly-traded stadium management company. From April 1996 through September 1996 Mr. Levine was unemployed. From December 1991 through March 1996, Mr. Levine held various offices and was a director of Sports Heroes, Inc., a publicly-traded sports memorabilia company. Mr. Levine resigned from Sports Heroes in March 1996, and subsequently, in May 1996, Sports Heroes, Inc. filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code; in October 1996, this case was converted to a proceeding under Chapter 7 of the United States Bankruptcy Code. Mr. Levine is also a certified public accountant. Mr. Levine received a B.B.A. in accounting from Pace University in 1967.


      Rosalind Bell became a director in November 1999. Ms. Bell has been a marketing consultant from January 2000 to the present. From May 1999 to January 2000, Ms. Bell was Vice President of Marketing for Optel, a telecommunications cable and Internet company, from May 1999 to the present. From April 1998 to April 1999, Ms. Bell was a Vice President of Marketing for the Don Pablo division of Avado Corporation. From October 1997 to April 1998, she served as Vice President-Marketing for Time Warner's Six Flags Amusement Parks. From 1994 to 1997, Ms. Bell was Group Marketing Director at Pillsbury Company. Ms. Bell received a B.A. in Business from Washington University in 1980 and an M.B.A. from Northwestern University in 1981. Ms. Bell is the wife of Mr. Miles, the Chairman and Chief Executive Officer, and majority stockholder of Urban Cool.

      Rex Cumming became a director in November 1999. Mr. Cumming, a co-founder of Worksoft Inc., an enterprise productivity solutions company that builds software testing tools, has been Worksoft's Chief Financial Officer since 1998. From 1994 to 1998, Mr. Cumming was a co-founder and director of Silicon Reef, Inc., an Internet service company. From 1992 to the present, Mr. Cumming has been the President of Hytec Data System, Inc., a consulting firm which provides investment, development and financial advisory services to start-up companies.


      Sir Brian Wolfson has agreed to become a director of ours upon completion of the offering. Sir Brian served as Chairman of Wembley, PLC from 1986 to 1995. Sir Brian is currently a director of Fruit of the Loom, Inc., Kepner-Tregoe, Inc., Playboy Enterprises, Inc., and Autotote Corporation, Inc.


      Tony Winston has been Vice President of Technology and Internet Services since August 1999. From 1994 to 1999, Mr. Winston was the founder and President of Software Developers and Systems Integrations, Inc., a technology and services firm, implementing applications for telecommunications, and financial services companies. Mr. Winston received a Bachelors Degree in Business, with a concentration in Management Information Systems, from Boston University School of Business in 1988.

Board composition

      Upon the consummation of this offering our board of directors will consist of five directors. At each annual meeting of our stockholders, all of our directors are elected to serve from the time of election and qualification until the next annual meeting following election. In addition, our bylaws provide that the maximum authorized number of directors, which is currently five, may be changed by resolution of the stockholders or by resolution of the board of directors.


      We have granted to Nutmeg Securities and RMH Consulting the right, for a period of five years and 15 months, respectively from the closing of this offering, to nominate a designee for election to our board of directors. Neither Nutmeg Securities nor RMH Consulting has indicated who they intend to designate to our board. If Nutmeg Securities or RMH Consulting exercises its right to nominate a designee to serve on our board of directors, then we will increase the size of the board of directors. If in the future either Nutmeg Securities or RMH Consulting elects not to exercise this right, then Nutmeg Securities or RMH Consulting may designate one person to attend meetings of our board of directors.


      Each officer is elected by, and serves at the discretion of, our board of directors. Each of our officers and directors, other than independent directors, devotes his full time to our affairs. Our independent directors devote such time to our affairs as is necessary to discharge their duties. There are no family relationships among any of our directors, officers or key employees, except for Mr. Miles and Ms. Bell, who are husband and wife.

Board committees

      Prior to the completion of this offering, we intend to establish an audit committee and a compensation committee and that Jacob R. Miles, III, Rex Cumming, and Sir Brian Wolfson will be members of the audit committee and compensation committee. The audit committee will make recommendations to the board of directors regarding the independent auditors for us, approve the scope of the annual audit activities of our independent auditors, review audit results and will have general responsibility for all of our auditing related matters. The compensation committee will review and recommend to the board of directors the compensation structure of our officers and other management personnel, including salary rates, participation in incentive compensation and benefit plans, fringe benefits, non-cash perquisites and other forms of compensation. No interlocking relationships exist between Urban Cool's board of directors or compensation committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Directors' compensation

      Independent directors will receive 5,000 shares of common stock and options to purchase 10,000 shares of common stock at the initial public offering price upon completion of the offering. Independent directors will also receive an annual director's fee of $10,000. Employee directors will not receive additional compensation for serving on the board of directors. All directors will be reimbursed for out-of-pocket expenses incurred in attending meetings of the board of directors and committee meetings.

Executive compensation

                                            Summary Compensation Table


      The following table provides a summary of cash and non-cash compensation for the year ended December 31, 1999 with respect to the following officer of Urban Cool:

                                                    Annual Compensation        Long-Term Compensation
                                                    ---------------------      ------------------------
                                                                                     Awards
                                                                                    ---------
                                                                                   Securities
                                                                       Restricted   Underlying
                                                        Other Annual     Stock       Options     LTIP                   All Other
Name and Principal Positions        Year     Salary($)    Bonus($)   Compensation  Award(s)($)  SARs(#)  Payouts($)   Compensation
----------------------------       ------  ------------  ----------  ------------  -----------  -------  ----------    -----------
Jacob R. Miles, III                 1999    $175,000(1)       0            0            0          0          0             0

-------------
(1) We accrued $131,250 of salary which will be payable out of the net proceeds of this offering.


Employment agreements

      Urban Cool has entered into a three-year employment agreement, commencing as of July 1, 1999, with Jacob R. Miles, III, our Chairman, President and Chief Executive Officer, which provides for an annual salary of $175,000. The employment agreement provides that Mr. Miles is eligible to receive incentive bonus compensation, at the discretion of the board of directors based on his performance and contributions to our success. The employment agreement provides for termination based on death, disability or voluntary resignation and for severance payments upon termination in the event that he is terminated without cause, as described in the agreement, or he terminates his employment for good reason as described in the agreement, or in the event of a change in control of Urban Cool as described in the agreement. If the employment agreement is terminated without cause, as a result of a change of control, or terminated by Mr. Miles for good reason the amount of the severance payment shall be equal to three times the average annual compensation payable under the employment agreement.

      Urban Cool has entered into one-year employment agreements, effective upon completion of the offering, with Barry M. Levine, our Chief Financial Officer, and Terrence B. Reddy, our President and Chief Operating Officer, which each provide for an annual salary of $125,000. In addition, we have entered into a one-year employment agreement effective upon completion of the offering with Tony Winston, our Vice President of Technology and Internet Services, which provides for an annual salary of $100,000. Each employment agreement provides that the executive is eligible to receive short-term incentive bonus compensation at the discretion of the board of directors based on his performance and contributions to our success. Each employment agreement provides for termination based on death, disability or voluntary resignation and for severance payments upon termination in the event that the executive is terminated without cause, as described in the agreement, or he terminates his employment for good reason as described in the agreement. In the event the employment agreement is terminated other than for good cause by us, then the executive shall receive severance payments equal to the compensation payable through the balance of the term.


      In November 1999, Stanley Wolfson entered into a three-year employment agreement with e-commerce Solutions pursuant to which Mr. Wolfson shall receive an annual salary of $175,000 plus an amount equal to 2% of the gross sales of e-commerce solutions. The agreement commences as of November 1, 1999. Mr.Wolfson will be entitled to receive short term incentive bonus compensation at the discretion of the board of directors based on his performance and contribution to the company's success. The employment agreement provides for termination based on death, disability or voluntary resignation and for severance payments upon termination in the event that Mr.Wolfson is terminated without cause.

      We have entered into a one year employment agreement with Sheila Creque as Vice President of Celebrity Relations and Merchandising commencing upon the completion of this offering pursuant to which Ms. Creque shall receive an annual salary of $125,000. In addition, upon completion of this offering, Ms. Creque shall receive a signing bonus of $35,000, accrued salary from January 1, 2000 through the closing of the offering and $25,000 attributable to the fourth quarter of 1999. Ms. Creque shall also receive up to 35,000 shares of common stock upon obtaining agreements from up to three celebrities to join our advisory board. The employment agreement provides for termination based on death, disability or voluntary resignation and for severance payments upon termination in the event that Ms. Creque is terminated without cause.

      Options Granted in Last Fiscal Year. The following table sets forth certain information with respect to option grants during the fiscal year ended December 31, 1999 to the named executive officers.

                                              Percent of Total
                          Number of          Options Granted to       Exercise of
                    Securities Underlying       Employees in           Base Price
Name                    Options Granted          Fiscal Year             ($.SH)                 Expiration Date
----                ----------------------   ------------------       ------------              ---------------
Jacob R. Miles, III         250,000               39.7%        initial public offering price     November 2004

                            250,000               39.7%        110% of initial public            November 2004
                                                               offering price

      Year-end Option Table. During the fiscal year ended December 31, 1999, none of the named executive officers exercised any options issued by us. The following table sets forth information regarding the stock options held as of December 31, 1999 by the named executive officers.

                               Number of Securities Underlying        Value of Unexercised In-the-Money Options
                           Unexercised Options at Fiscal Year End                 at Fiscal Year-End
                           --------------------------------------     -----------------------------------------
Name                           Exercisable        Unexercisable         Exercisable        Unexercisable
----                           -----------        -------------         -----------        -------------
Jacob R, Miles, III              250,000             250,000                $0                  $0


Consulting agreements

      In November 1999 we entered into a consulting agreement with RMH Consulting Corp., an affiliate of The Elite Funding Group, a lender to us and a principal stockholder of ours, to provide us with consulting services, including assisting us with implementation of our business plans and strategies. The consulting agreement is for a period of two years commencing as of November 1, 1999 and requires us to pay the consultant a fee of $6,250 per month and $75,000 upon the closing of the offering. Pursuant to the consulting agreement, we have issued 150,000 shares of common stock to the consultant and we will be required to issue additional shares of common stock to the consultant if we commence an initial public offering at a price of $9.00 or less per share, so that the total number of shares issued to the consultant will be equal to the number of shares which could have been purchased in the initial public offering for $1,500,000.


      In September 1999, we entered into a three-year consulting agreement with Surrey Associates, Inc. and issued 200,000 shares of common stock to Surrey. Pursuant to the consulting agreement, Surrey will assist us in developing a marketing plan for the deployment of NetStand kiosks in shopping centers. In September 1999, we entered into a three-year consulting agreement with Upway Enterprises, Inc. and issued 150,000 shares of common stock to Upway. Pursuant to the agreement, Upway will consult with us with regard to marketing and mergers and acquisitions. In October 1999, we entered into a two-year consulting agreement with Sea Breeze Associates, Inc., and issued 175,000 shares of common stock to Sea Breeze. Pursuant to the agreement, Sea Breeze will consult with us with regard to corporate development and mergers and acquisitions.

Stock option plan


      In November 1999, we adopted the 1999 Stock Option Plan. The purpose of the plan is to enable us to attract, retain and motivate key employees, directors, and consultants, by providing them with stock options. Options granted under the plan may be either incentive stock options, as defined in
Section 422A of the Internal Revenue Code of 1986, or non-qualified stock options. We have reserved 500,000 shares of common stock for issuance under the plan. As of the date of this prospectus, 267,850 options have been granted pursuant to the plan.


      Our board of directors will administer the plan. Our board has the power to determine the terms of any options granted under the plan, including the exercise price, the number of shares subject to the option, and conditions of exercise. Options granted under the plan are generally not transferable, and each option is generally exercisable during the lifetime of the holder only by the holder. The exercise price of all incentive stock options granted under the plan must be at least equal to the fair market value of the shares of common stock on the date of the grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of our stock, the exercise price of any incentive stock option granted must be equal to at least 110% of the fair market value on the grant date. Our board of directors approves the terms of each option. These terms are reflected in a written stock option agreement.

      The board of directors has the right to grant options pursuant to the plan whereby the holder, under the conditions of exercise, may, in lieu of payment of the exercise price in cash, surrender the option and receive a net amount of shares. Such number of shares will be based upon the fair market value of Urban Cool's common stock at the time of the exercise of the option, after deducting the aggregate exercise price.

Executive stock option plan

      In November 1999, we adopted the 1999 Executive Stock Option Plan. We have reserved 500,000 shares of common stock for issuance under the plan. Pursuant to the plan, we granted options to purchase an aggregate of 500,000 shares of common stock to Jacob R. Miles, III, our Chairman and Chief Executive Officer. Of these options, options to purchase 250,000 shares of common stock are exercisable immediately at an exercise price equal to the initial public offering price. The balance of these options are exercisable for a period of five years from the date of grant at an exercise price equal to 110% of the initial public offering price. Such options are exercisable only if Urban Cool achieves the annual audited gross revenue as outlined in the table below and will become exercisable immediately following the fiscal year indicated.

      Years Ending         Number of Options Exercisable        Gross Revenue
      ------------        ------------------------------     -------------------
         2001                         125,000                    $17,500,000
         2002                         125,000                    $25,000,000

      These options have net exercise provisions under which Mr. Miles may, in lieu of payment of the exercise price in cash, surrender the option and receive a net amount of shares, based on the fair market value of Urban Cool's common stock at the time of the exercise of the option, after deducting the aggregate exercise price.

Limitations of liability and indemnification of directors and officers

      Our certificate of incorporation, as amended, and bylaws, as amended, limit the liability of directors and officers to the maximum extent permitted by Delaware law. We will indemnify any person who was or is a party, or is threatened to be made a party to, an action, suit or proceeding, whether civil, criminal, administrative or investigative, if that person is or was a director, officer, employee, consultant or agent of us or serves or served any other enterprise at our request.

      In addition, our certificate of incorporation provides that generally a director shall not be personally liable to us or our stockholders for monetary damages for breach of the director's fiduciary duty. However, in accordance with Delaware law, a director will not be indemnified for a breach of its duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation or any transaction from which the director derived improper personal benefit.

      We intend to purchase and will maintain directors' and officers' insurance, the amount of which has not yet been determined. This insurance will insure directors against any liability arising out of the director's status as our director, regardless of whether we have the power to indemnify the director against the liability under applicable law.

      The underwriting agreement also contains provisions whereby we agree to indemnify the underwriters, each officer and director of the underwriters, and each person who controls the underwriters within the meaning of Section 15 of the Securities Act, against any losses, liabilities, claims or damages arising out of alleged untrue statements or alleged omissions of material facts contained in the registration statement or prospectus.

      We have been advised that it is the position of the Commission that insofar as the indemnification provisions referenced above may be invoked to disclaim liability for damages arising under the Securities Act, these provisions are against public policy as expressed in the Securities Act and are, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS


      The following table sets forth as of April 1, 2000, and as adjusted for the 2,000,000 shares of our common stock offered by this prospectus, the number and percentage of outstanding shares of common stock beneficially owned by:


      o each person who we know beneficially owns more than 5% of the outstanding shares of our common stock;

      o  each of our officers and directors; and

      o  all of our officers and directors as a group.


      Except as otherwise noted, the persons named in this table, based upon information provided by these persons, have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options or warrants held by such person that are exercisable within 60 days of April 1, 2000, but excludes shares of common stock underlying options or warrants held by any other person. Unless otherwise indicated, the address of each beneficial owner is c/o Urban Cool, 1401 Elm Street, Dallas, Texas 75202.

                                                                                                  Percentage of
                                                                              Percentage of          common
                                                                              common stock            stock
Name and address of                                        Number of          beneficially        beneficially
beneficial owner                                             shares               owned               owned
-------------------                                        ---------          -------------       -------------
                                                                            (Before Offering)   (After Offering)
Jacob R. Miles, III ....................................     2,336,493(1)           52.4%               36.1%
Terrence B. Reddy ......................................            --               *                   *
Rosalind Bell ..........................................     2,336,493(2)(3)        52.4%               36.1%
Rex Cumming ............................................         5,000(3)            *                   *
Sir Brian Wolfson ......................................         5,000(3)            *                   *
The Elite Funding Group, Inc. ..........................       853,124(4)           14.6%               10.6%
Wilhelmina Artist Management, LLC ......................       580,000(5)           13.8%                9.3%
Stanley Wolfson ........................................       250,000(6)            5.6%                3.9%
All executive officers and directors as a group
  (7 persons) ..........................................     2,446,493              53.5%               38.6%

----------
(1) Includes (a) 20,608 shares of common stock owned by Rosalind Bell, Mr. Miles' wife, (b) 5,000 shares of common stock issuable to Rosalind Bell upon the consummation of this offering and (c) 250,000 shares of common stock issuable upon the exercise of options that are currently exercisable at an exercise price equal to the initial public offering price, but does not include options to purchase 302,500 shares of common stock which are not presently exerciseable.


(2) Includes 2,310,885 shares of common stock beneficially owned by Ms. Bell's husband, Jacob R. Miles, III.

(3) Includes 5,000 shares of common stock issuable to independent directors upon the consummation of this offering.


(4) Includes (a) warrants to purchase 703,124 shares of common stock connection with a loan in an amount of up to $1,000,000 which are presently exercisable, and (b) 150,000 shares of common stock owned by RMH Consulting Corp., a consultant and an affiliate of The Elite Funding Group. Pursuant to the consulting agreement, we are required to issue additional shares of common stock in the event that the initial public offering price is less than $9.00 per share.

(5) The address of Wilhelmina Artist Management LLC is 300 Park Avenue South, New York, New York 10010.

(6) Includes warrants to purchase 250,000 shares of common stock, but does not include warrants to purchase 800,000 shares of common stock which are not presently exerciseable.


* Represents less than 1% of the applicable number of shares of common stock outstanding.

                              CERTAIN TRANSACTIONS


      In November 1999, Jacob R. Miles, III, our Chairman, Chief Executive Officer and majority stockholder entered into a deferred compensation agreement with us which provides that Mr. Miles shall receive accrued salary in the amount of $131,250, payable out of the net proceeds of this offering, which amount was accrued from January 1, 1999 through September 30, 1999. As of December 31, 1999 we owed Mr. Miles approximately $11,000 for expenses he paid on our behalf which has been recorded as a non-interest bearing loan.


      In November 1999, we entered into a consulting agreement with RMH Consulting Corp., an affiliate of The Elite Funding Group, a lender to us and a principal stockholder of ours, to provide us with consulting services, including assisting us with implementation of our business plans and strategies. We believe that the terms of the consulting agreement are on terms at least as favorable as those that could have been obtained from an unrelated third party. See "Management -- Consulting Agreements."


      In November 1999, e-commerce solutions subleased office space at 600 West 57th Street, New York, New York from MEI Associates, Inc., at a monthly rate of $5,000 per month. Stanley Wolfson, a principal stockholder of ours, is an affiliate of MEI Associates.

                            DESCRIPTION OF SECURITIES

      The following section should be read in conjunction with detailed provisions of our certificate of incorporation and bylaws, copies of which have been filed with our registration statement of which this prospectus forms a part. Our capital stock is also governed by the provisions of applicable Delaware law.

General


      Our authorized capital stock consists of 30,000,000 shares of common stock, $.01 par value and 3,000,000 shares of preferred stock, $.01 par value. As of April 1, 2000, 4,210,000 shares of common stock were issued and outstanding. As of the date of this prospectus, we have approximately 60 holders of our common stock. No shares of preferred stock are outstanding.


Common stock

      Each holder of common stock is entitled to one vote per share, either in person or by proxy, on all matters that may be voted upon by the owners of our shares at meetings of our stockholders. There is no provision for cumulative voting with respect to the election of directors by the holders of common stock. Therefore, the holders of more than 50% of our shares of outstanding common stock can, if they choose to do so, elect all of our directors and approve significant corporate transactions. In this event, the holders of the remaining shares of common stock will not be able to elect any directors.

      The holders of common stock:

      o have equal rights to dividends from funds legally available therefor, when and if declared by our board of directors;

      o are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; and

      o do not have preemptive rights, conversion rights, or redemption of sinking fund provisions.

      The rights, preferences and privileges of the holders of common stock may be adversely affected by the rights of the holders of shares of any series of preferred stock that we designate in the future.

Preferred stock

      The board of directors is authorized, without stockholder approval, from time to time to issue up to an aggregate of 3,000,000 shares of preferred stock in one or more series. The board of directors can fix the rights, preferences and privileges of the shares of each series and any qualifications, limitations or restrictions. Issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or of discouraging a third-party from attempting to acquire a majority of our outstanding voting stock. We have no present plans to issue any shares of preferred stock.


Outstanding options, warrants and contingent shares

      As of the date of this prospectus, up to 3,287,850 shares of common stock are issuable pursuant to outstanding options, warrants and contingent shares. Of such options, warrants and contingent shares, excluding the 200,000 shares of common stock reserved for issuance upon the exercise of warrants granted to the underwriters:

      o 675,000 shares of common stock are issuable at an exercise price of $2.00 per share;

      o 1,750,000 shares of common stock are issuable at an exercise price of $1.00 per share;

      o 310,000 shares of common stock are issuable at an exercise price of equal to 110% of the initial public offering price;

      o 517,850 shares of common stock are issuable at an exercise price equal to the initial public offering price per share; and

      o 35,000 shares of common stock are issuable upon achieving certain performance criteria.

      These options and warrants generally have net exercise provisions under which the holder may, in lieu of payment of the exercise price in cash, surrender the option or warrant and receive a net amount of shares, based on the fair market value of Urban Cool's common stock at the time of the exercise of the warrant, after deducting the aggregate exercise price. These warrants expire on dates ranging from July 2004 to November 2009.


Underwriters' warrants

      We have agreed to issue to the underwriters, for a total of $20.00, warrants to purchase an aggregate of 200,000 shares of common stock exercisable for a period of four years commencing one year after the effective date of the registration statement of which this prospectus is a part, at a price equal to 120% of the initial public offering price of the shares of common stock. The underwriters' warrants contain anti-dilution provisions providing for automatic adjustments of the exercise price and number of shares issuable on exercise price and number of shares issuable on exercise of the underwriters' warrants upon the occurrence of some events, including stock dividends, stock splits, mergers, acquisitions and recapitalizations.

      The underwriters' warrants contain demand and piggyback registration rights relating to the issuance of 200,000 shares of common stock. For the life of the underwriters' warrants, the underwriters will have the opportunity to profit from a rise in the market price for the 200,000 shares of common stock. The holders of the underwriters' warrants will have no voting, dividend or other stockholder rights with respect to those warrants. The holders of shares of common stock issued upon exercise of those warrants will have the voting, dividend and other stockholder rights of holders of shares of common stock. The underwriters' warrants are restricted from sale, transfer, assignment or hypothecation for the one year period from the date of this prospectus, except to officers or partners of the underwriters and members of the selling group and/or their officers or partners.


Registration rights


      In July through November, 1999, we completed the sale of 105 units at a price of $10,000 per unit in a private financing transaction. Each unit in the private financing consisted of a promissory note in the amount of $10,000, 1,000 shares of common stock and warrants to purchase 5,000 shares of common stock. The holders of at least 50% of the shares of common stock and the shares of common stock underlying the warrants issued in the private financing have the right to demand the registration of their shares on one occasion and such holders have "piggyback registration rights" commencing 12 months from the date of this prospectus.

      We entered into a loan agreement with The Elite Funding Group, Inc. which provides for a loan in an amount of up to $1,000,000 at an interest rate of 10% per annum, payable monthly. In connection with the loan, we issued to the lender common stock purchase warrants for the purchase of up to 750,000 shares of common stock at an as adjusted exercise price of $1.00 per share, subject to adjustment. We have granted registration rights to the lender for the registration of the shares of common stock underlying the warrants in this offering, including demand registration rights, and certain additional "piggy-back" registration rights. We have granted similar registration rights to RMH Consulting Corp., a consultant who is an affiliate of the lender with respect to 150,000 shares of common stock.

      Security Capital and May Davis Group assisted us in procuring the $1,000,000 loan from The Elite Funding Group and received warrants to purchase 40,000 shares of common stock and warrants to purchase 20,000 shares of common stock, respectively.


      Delaware law and certificate of incorporation and bylaw provisions

      Urban Cool is subject to Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents Urban Cool from engaging, under some circumstances, in a business combination, which includes a merger or sale of more than 10% of its assets, with any interested stockholder, defined as a stockholder who owns 15% or more of its outstanding voting stock, as well as affiliates and associates of any such persons, for three years following the date such stockholder became an interested stockholder unless:

      o the transaction in which the stockholder became an interested stockholder is approved by the board of directors prior to the date the interested stockholder attained that status;

      o upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of Urban Cool's voting stock outstanding at the time the transaction commenced, excluding shares owned by persons who are directors or officers and shares owned by employee stock plans; or

      o the business combination is approved by the board of directors and authorized by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

      Some of the provision of our certificate of incorporation and bylaws could discourage, delay or prevent an acquisition of Urban Cool at a premium price. Our bylaws provide that any vacancy on the board of directors may be filled by a majority of the directors then in office. Our bylaws provide that special meetings of stockholders may be called only by a majority of the directors of our board or the President or by at least 25% of the holders of shares of common stock.

      In addition, the certificate of incorporation also authorizes the board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of Urban Cool.

Transfer agent

      We intend to appoint Continental Stock Transfer & Trust Company as the transfer agent and registrar for our shares of common stock.

                         SHARES ELIGIBLE FOR FUTURE SALE

      Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market, or the availability of shares for sale, could adversely affect the prevailing market price of our common stock and our ability to raise capital through an offering of equity securities.


      Upon completion of this offering, we will have 6,225,000 shares of common stock outstanding, assuming no exercise of outstanding options or warrants or the underwriters' over-allotment option. After the offering, the 2,000,000 shares sold in this offering will be immediately tradeable without restriction under the Securities Act, except for any shares purchased by an "affiliate" of ours, as that term is defined in the Securities Act. Affiliates will be subject to the resale limitations of Rule 144 under the Securities Act.

      We issued the remaining 4,225,000 shares of common stock in private transactions in reliance upon one or more exemptions contained in the Securities Act. These shares will be deemed "restricted securities" as defined in Rule 144. Of these restricted securities 2,602,692 shares have been held for more than one year as of the date of this prospectus. Therefore, 2,602,692 of these shares will be eligible for public sale beginning 90 days after the date of this prospectus in accordance with the requirements of Rule 144, subject to the lock-up agreements described below.


      In general, under Rule 144, a stockholder, or stockholder whose shares are aggregated, who has beneficially owned "restricted securities" for at least one year will be entitled to sell an amount of shares within any three month period equal to the greater of:

      o  1% of the then outstanding shares of common stock; or

      o the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the Commission, provided certain requirements are satisfied.

      In addition, our affiliates must comply with additional requirements of Rule 144 in order to sell shares of common stock, including shares acquired by affiliates in this offering. Under Rule 144, a stockholder who had not been our affiliate at any time during the 90 days preceding a sale by him, would be entitled to sell those shares without regard to the Rule 144 requirements if he owned the restricted shares of common stock for a period of at least two years. The foregoing summary of Rule 144 is not a complete description. Non-affiliates may resell our securities issued under Rule 701 in reliance upon Rule 144 without having to comply with Rule 144's public information holding, volume and notice requirements.


      Substantially all of our stockholders, our warrant holders and our officers and directors, have agreed to not directly or indirectly, offer, sell, pledge, grant any option to purchase, or otherwise sell or dispose of any of our shares for a period of at least 12 months after the offering without the prior written consent of Nutmeg Securities or The American Stock Exchange, as the case may be.

                              PLAN OF DISTRIBUTION


      The underwriters named below, for whom Kashner Davidson Securities Corp. is acting as representative, have severally agreed, subject to the terms and conditions contained in the underwriting agreement, to purchase from us, and we have agreed to sell to the underwriters on a firm commitment basis, the respective number of shares of common stock set forth opposite their names:

                                                                    Number of
         Underwriters                                                Shares
         ------------                                               ---------
         Kashner Davidson Securities Corp. .....................
         Nutmeg Securities, Ltd. ...............................
         Security Capital Trading, Inc. ........................
           Total ...............................................    2,000,000


      The underwriters are committed to purchase all the securities offered by this prospectus, if any of the securities are purchased. The underwriting agreement provides that the obligations of the several underwriters are subject to the conditions specified in the underwriting agreement.

      The representative has advised us that it initially proposes to offer the common stock to the public at the public offering price set forth on the cover page of this prospectus, and to certain dealer concessions not in excess of $____ per share of common stock. The dealers may reallow a concession not in excess of $____ per share of common stock to other dealers. After completion of the offering, the public offering price, concessions and reallowances may be changed by the representative. The representative has informed us that it does not expect sales to discretionary accounts by the representative to exceed five percent of the shares of common stock offered by us in this prospectus.

      We have granted to the underwriters an over-allotment option, exercisable during the 45-day period from the date of this prospectus, to purchase from us up to an additional 300,000 shares of common stock at the initial public offering price, less underwriting discounts and the non-accountable expense allowance. This option may be exercised only for the purpose of covering over-allotments, if any, incurred in the sale of the shares of common stock. To the extent this option is exercised in whole or in part, each underwriter will have a firm commitment, subject to some conditions, to purchase the number of the additional shares of common stock proportionate to its initial commitment.

      We have agreed to pay to the representative a non-accountable expense allowance equal to three percent of the gross proceeds derived from the sale of the shares of common stock underwritten, of which $70,000 has been paid to date. We have agreed to indemnify the underwriters against some liabilities, including liabilities under the Securities Act arising out of alleged untrue statements or alleged omissions of material facts contained in the registration statement or prospectus. We have also agreed to pay all expenses in connection with qualifying the securities under the laws of those states the underwriter may designate, including fees and expenses of counsel retained for such purposes by the representative and the costs and disbursements in connection with qualifying the offering with the National Association of Securities Dealers, Inc.


      Substantially all of our stockholders, our warrant holders and our officers and directors, have agreed to not directly or indirectly, offer, sell, pledge, grant any option to purchase, or otherwise sell or dispose of any of our shares for a period of at least 12 months after the offering without the prior written consent of Nutmeg Securities, or The American Stock Exchange, as the case may be. An appropriate legend shall be placed on the certificates representing the securities. The representative has no general policy with respect to the release of shares prior to the expiration of the lock-up period and has no present intention to waive or modify any of these restrictions on the sale of our securities.


      Security Capital acted as the placement agent for the private financing in July through November, 1999. We paid Security Capital a fee of $105,000, which was equal to 10% of the aggregate purchase price of the units sold, a portion of which was reallowed to a sub-placement agent, May Davis Group, and a non-accountable expense allowance of $31,500, which was equal to 3% of the aggregate purchase price of the units sold.

      Security Capital and May Davis Group also assisted us in procuring the $1,000,000 loan with The Elite Funding Group, Inc. and received warrants to purchase 40,000 shares of common stock and warrants to purchase 20,000 shares of common stock at an exercise price equal to 110% of the initial public offering price, respectively.


      In connection with this offering, we have agreed to sell to the underwriters, and/or their designees, for nominal consideration, five-year underwriters' warrants to purchase up to 200,000 shares of our common stock. The underwriters' warrants are initially exercisable at any time during a period of four years beginning one year from the date of the prospectus at a price equal to 120% of the initial public offering price per share. The shares of common stock underlying the warrants are identical to those offered to the public. The underwriters' warrants provide for adjustment in the number of securities issuable upon their exercise as a result of certain subdivisions and combinations of the common stock. The underwriters' warrants grant to the holders rights of registration for the securities issuable upon exercise of the warrants. In addition, the underwriters' warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for a period of one year from the date of the prospectus, except to officers of the underwriters.

      We have also granted to Nutmeg Securities, the right, for a period of five years from the closing of the offering, to nominate a designee of the representative for election to our board of directors. Our officers, directors and principal stockholders have agreed to vote their shares in favor of this designee.


      In connection with this offering, certain underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the securities. The transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which the persons may bid for or purchase our common stock for the purpose of stabilizing their respective market prices.

      The underwriters also may create a short position for the account of the underwriters by selling more shares of common stock in connection with the offering than they are committed to purchase from us. In that case they may purchase shares of common stock in the open market following completion of the offering to cover all or a portion of the short position. The underwriters may also cover all or a portion of the short position, up to 300,000 shares of common stock, by exercising the over-allotment option referred to above. In addition, the representative may impose "penalty bids" under contractual arrangements with the underwriters whereby it may reclaim from an underwriter, or dealer participating in the offering, for the account of other underwriters, the selling concession with respect to the shares of common stock that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the prices of the shares of common stock at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken, they may be discontinued at any time.

      Prior to this offering, there has been no public market for our common stock. Consequently, the initial public offering price of the common stock has been determined by negotiation between us and the representative and does not necessarily bear any relationship to our asset value, net worth or other established criteria of value. The factors considered in these negotiations, in addition to prevailing market conditions, included the history of and prospects for the industry in which we compete, an assessment of our management, our prospects, our capital structure and other factors as were deemed relevant.

      The foregoing is a summary of the principal terms of the agreements described above. Reference is made to a copy of each agreement that is filed as an exhibit to the registration statement of which this prospectus is a part.

                                  LEGAL MATTERS


      The validity of the common stock being offered in this prospectus will be passed upon for us by Silverman, Collura & Chernis, P.C., New York, New York. Gersten, Savage & Kaplowitz, LLP, New York, New York is acting as counsel for the underwriters in connection with this offering.


                                     EXPERTS


      The financial statements of Urban Cool as of December 31, 1999 and 1998 and for the year ended December 31, 1999, for the period January 23, 1998 through December 31, 1998 and for the period January 23, 1998 through December 31, 1999 appearing in this prospectus and registration statement have been audited by Richard A. Eisner & Company, LLP, independent auditors, as set forth in their report thereon which contains an explanatory paragraph with respect to the substantial doubt about our ability to continue as a going concern, as discussed in Note A to the Financial Statements appearing in the registration statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                           HOW TO GET MORE INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

      Upon effectiveness of the registration statement, we will be subject to the reporting and other requirements of the Securities Exchange Act of 1934 and we intend to furnish our stockholders annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

      We have applied for the listing of our common stock on The American
Stock Exchange under the symbol "UBN." After this offering is effective, you may obtain certain information about us on The American Stock Exchange's Internet site (http://www.Nasdaq-Amex.com).


                     URBAN COOL NETWORK, INC. and subsidiary
                          (a development stage company)

                                    Contents

                                                                                                         Page
                                                                                                         ----

Independent auditors' report                                                                              F-2

Consolidated balance sheets as of December 31, 1999 and 1998                                              F-3

Consolidated statements of operations for the year ended December 31, 1999, for the period from January 23, 1998 (inception) through December 31, 1998, and
  for the period from January 23, 1998 (inception) through December 31, 1999                              F-4

Consolidated statements of changes in stockholders equity/(capital deficiency)
  for the year ended December 31, 1999, and for the period from January 23, 1998
  (inception) through December 31, 1998                                                                   F-5

Consolidated statements of cash flows for the year ended December 31, 1999, for the period from January 23, 1998 (inception) through December 31, 1998, and
  for the period from January 23, 1998 (inception) through December 31, 1999                              F-6

Notes to financial statements                                                                             F-7


                          INDEPENDENT AUDITORS' REPORT


Board of Directors and Stockholders
Urban Cool Network, Inc.
Dallas, Texas

      We have audited the accompanying consolidated balance sheets of Urban Cool Network, Inc. and subsidiary (the "Company") (a development stage company) as of December 31, 1999 and 1998 and the related consolidated statements of operations, changes in stockholders' equity (capital deficiency) and cash flows for the year ended December 31, 1999, for the period from January 23, 1998 (inception) through December 31, 1998 and for the period from January 23, 1998 (inception) through December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements enumerated above present fairly, in all material respects, the consolidated financial position of Urban Cool Network, Inc. and subsidiary as of December 31, 1999 and 1998 and the consolidated results of their operations and their consolidated cash flows for the year ended December 31, 1999, for the period from January 23, 1998 (inception) through December 31, 1998 and for the period from January 23, 1998 (inception) through December 31, 1999, in conformity with generally accepted accounting principles.

      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has experienced net losses, has a working capital deficiency and is past due on vendor obligation that raises substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regard to these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                           /s/ Richard A. Eisner & Company, LLP

New York, New York
April 13, 2000
with respect to the second paragraph of Note (H)
April 19, 2000

                     URBAN COOL NETWORK, INC. and Subsidiary
                          (a development stage company)

                           Consolidated Balance Sheets

                                                                                                              December 31,
                                                                                                  ----------------------------------
                                                                                                      1999                 1998
                                                                                                  ------------         ------------
ASSETS (Note H)
Current assets:
   Cash ..................................................................................        $    118,000         $      2,000
   Other current assets ..................................................................              12,000
                                                                                                  ------------         ------------
     Total current assets ................................................................             130,000                2,000
                                                                                                  ------------         ------------
Computer equipment .......................................................................             224,000               23,000
Website development costs ................................................................              63,000               63,000
                                                                                                  ------------         ------------
                                                                                                       287,000               86,000
Less accumulated depreciation and amortization ...........................................             (42,000)
                                                                                                  ------------         ------------
                                                                                                       245,000               86,000
                                                                                                  ------------         ------------
Software costs, net of amortization of $126,000 ..........................................           2,162,000
Debt issuance costs, net .................................................................             481,000
Deferred offering costs ..................................................................             385,000
Other assets .............................................................................               3,000
                                                                                                  ------------         ------------
                                                                                                     3,031,000
                                                                                                  ------------         ------------
                                                                                                  $  3,406,000         $     88,000
                                                                                                  ============         ============


LIABILITIES
Current liabilities:
   Note payable -- vendor ................................................................        $    400,000
   Note payable -- line of credit (face value -- $500,000), net of
     debt discount .......................................................................                   0
   Accounts payable and accrued expenses .................................................             430,000         $    209,000
   Payable to officer/stockholder ........................................................             142,000               13,000
                                                                                                  ------------         ------------
     Total current liabilities ...........................................................             972,000              222,000
                                                                                                  ============         ============
Notes payable (face value -- $1,050,000), net of debt discount ...........................                   0
Minority interest ........................................................................                   0
Commitments and other matters


STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)
Preferred stock -- authorized 3,000,000 shares, $.01 par value;
   none outstanding
Common stock -- authorized 30,000,000 shares, $.01 par value; 3,630,000 and
   2,121,475 shares outstanding at December 31, 1999
   and 1998, respectively ................................................................              36,000               21,000
Additional paid-in capital ...............................................................          22,477,000              173,000
Deficit accumulated during the development stage .........................................          (5,997,000)            (328,000)
Unearned compensation ....................................................................          (6,139,000)
Unamortized debt discount in excess of notes payable .....................................          (7,943,000)
                                                                                                  ------------         ------------
                                                                                                     2,434,000             (134,000)
                                                                                                  ------------         ------------
                                                                                                  $  3,406,000         $     88,000
                                                                                                  ============         ============


                        See notes to financial statements

                     URBAN COOL NETWORK, INC. and Subsidiary
                          (a development stage company)

                      Consolidated Statements of Operations

                                                                                  Period From       Period From
                                                                                  January 23,    January 23, 1998
                                                                               1998 (Inception)     (Inception)
                                                                  Year Ended        Through           Through
                                                                 December 31,    December 31,      December 31,
                                                                     1999            1998              1999
                                                                 ------------------------------------------------
Revenues
                                                                  -----------     ----------      -----------
Costs and expenses:
Content costs for website .....................................   $   421,000     $  130,000      $   551,000
General and administrative ....................................     2,481,000        198,000        2,679,000
Amortization of software costs ................................       126,000                         126,000
                                                                  -----------     ----------      -----------
Total costs and expenses ......................................    (3,028,000)      (328,000)      (3,356,000)
Amortization of debt discounts ................................     2,482,000                       2,482,000
Amortization of debt issuance costs ...........................       142,000                         142,000
Interest and related costs ....................................        34,000                          34,000
                                                                  -----------     ----------      -----------
Loss before income tax benefit and minority interest ..........    (5,686,000)      (328,000)      (6,014,000)
Income tax benefit
                                                                  -----------     ----------      -----------
Loss before minority interest .................................    (5,686,000)      (328,000)      (6,014,000)
Loss of investee attributable to minority interest ............       (17,000)                        (17,000)
                                                                  -----------     ----------      -----------
Net loss/comprehensive loss ...................................   $(5,669,000)    $ (328,000)     $(5,997,000)
                                                                  ===========     ==========      ===========
Loss per share -- basic and diluted ...........................   $     (1.98)    $    (0.16)
                                                                  ===========     ==========
Weighted average number of shares outstanding --
   basic and diluted ..........................................     2,858,559      2,066,082
                                                                  ===========     ==========


                        See notes to financial statements

                     URBAN COOL NETWORK, INC. and Subsidiary
                          (a development stage company)

                      Consolidated Statements of Changes in Stockholders' Equity (Capital Deficiency)

                                                                                                        Unamortized
                                                                                           Deficit         Debt
                                                                                         Accumulated     Discount
                                       Common Stock           Additional                  During the     in Excess
                                    ------------------         Paid-in       Unearned    Development     of Notes
                                      Shares      Amount       Capital     Compensation     Stage         Payable         Total
                                    -----------------------------------------------------------------------------------------------
Shares issued to founder .........  2,060,885    $ 20,000   $    (15,000)                                             $      5,000

Issuance of common stock
  for cash ($.23 per share):
  November .......................     13,602                      3,000                                                     3,000
  December .......................     30,501       1,000          6,000                                                     7,000

Issuance of common stock
  for consulting services --
  November .......................     16,487                      4,000                                                     4,000

Value of services contributed by
  an officer/stockholder .........                               175,000                                                   175,000

Net loss/comprehensive loss for
  the period from January 23, 1998
  (inception) through
  December 31, 1998 ..............                                                       $   (328,000)                    (328,000)
                                    ---------    --------   ------------                 ------------                 -----------
Balance -- December 31, 1998 .....  2,121,475      21,000        173,000                     (328,000)                    (134,000)

Issuance of common stock
  for cash ($.24 per share):
  March ..........................    637,844       6,000        149,000                                                   155,000
  June ...........................      8,245                      2,000                                                     2,000
  July ...........................     82,436       1,000         19,000                                                    20,000

Issuance of common stock and
  warrants in private placements .    105,000       1,000      5,396,000                                                 5,397,000

Issuance of common stock
  for consulting services --
  September ......................    350,000       4,000      3,496,000   $ (3,500,000)                                        --

Issuance of common stock
  for consulting services --
  October/November ...............    325,000       3,000      3,247,000     (3,250,000)                                        --

Value of warrants issued
  in connection with
  loan agreement -- November .....                             6,942,000                                                 6,942,000

Value of warrants issued re:
  e-Commerce Solutions
  Inc. -- November ...............                             2,270,000                                                 2,270,000

Compensatory options
  granted to employee ............                               800,000                                                   800,000

Amortization of
  unearned compensation ..........                                              611,000                                    611,000

Unamortized debt discount
  in excess of notes payable
  and loan .......................                                                                      $(10,425,000)  (10,425,000)

Amortization of debt discount ....                                                                         2,482,000     2,482,000

Share of minority interest
  for investment in subsidiary:
    Cash invested ................                               (17,000)                                                  (17,000)

Net loss/comprehensive loss
  for the year ended
  December 31, 1999 ..............                                                         (5,669,000)                  (5,669,000)
                                    ---------    --------   ------------   ------------  ------------   ------------   -----------
Balance -- December 31, 1999 .....  3,630,000    $ 36,000   $ 22,477,000   $ (6,139,000) $ (5,997,000)  $ (7,943,000)  $ 2,434,000
                                    =========    ========   ============   ============  ============   ============   ===========

                        See notes to financial statements

                     URBAN COOL NETWORK, INC. and Subsidiary
                          (a development stage company)

                      Consolidated Statements of Cash Flows

                                                                                                   Period From       Period From
                                                                                                January 23, 1998  January 23, 1998
                                                                                                   (Inception)       (Inception)
                                                                                   Year Ended       Through            Through
                                                                                  December 31,     December 31,      December 31,
                                                                                      1999            1998               1999
                                                                                  ------------  ---------------   ----------------
Cash flows from operating activities:
  Net loss ...................................................................    $(5,669,000)    $  (328,000)    $(5,997,000)
  Adjustments to reconcile net loss to net cash
    (used in) provided by operating activities:
      Value of services contributed by an officer/
        stockholder charged as compensation and
        treated as additional paid-in capital ................................                        175,000         175,000
      Depreciation and amortization ..........................................         42,000                          42,000
      Issuance of stock for services rendered ................................                          4,000           4,000
      Amortization of unearned compensation ..................................        611,000                         611,000
      Issuance of options for services rendered ..............................        800,000                         800,000
      Amortization of software costs .........................................        126,000                         126,000
      Amortization of debt discount and
         issuance costs ......................................................      2,624,000                       2,624,000
      Payable to officer/stockholder .........................................        129,000          13,000         142,000
      Loss of investee attributable to
        minority interest ....................................................        (17,000)                        (17,000)
      Changes in:
        Note payable -- vendor ...............................................        400,000                         400,000
        Accounts payable and accrued
          expenses ...........................................................        221,000         209,000         430,000
      Other current assets and other assets ..................................        (15,000)                        (15,000)
                                                                                  -----------     -----------     -----------
          Net cash (used in) provided by
            operating activities .............................................       (748,000)         73,000        (675,000)
                                                                                  -----------     -----------     -----------
Cash flows from investing activities:
  Purchase of computer equipment and
    software .................................................................       (219,000)        (23,000)       (242,000)
  Costs of developing website and related
    software .................................................................                        (63,000)        (63,000)
                                                                                  -----------     -----------     -----------
          Net cash used in investing
            activities .......................................................       (219,000)        (86,000)       (305,000)
                                                                                  -----------     -----------     -----------
Cash flows from financing activities:
  Proceeds from sale of common stock .........................................        177,000          15,000         192,000
  Proceeds from private placement, net .......................................        791,000                         791,000
  Proceeds from line of credit ...............................................        500,000                         500,000
  Deferred offering costs ....................................................       (385,000)                       (385,000)
                                                                                  -----------     -----------     -----------
          Net cash provided by financing
            activities .......................................................      1,083,000          15,000       1,098,000
                                                                                  -----------     -----------     -----------
Net increase in cash .........................................................        116,000           2,000         118,000
Cash at beginning of period ..................................................          2,000
                                                                                  -----------     -----------     -----------
Cash at end of period ........................................................    $   118,000     $     2,000     $   118,000
                                                                                  ===========     ===========     ===========
Interest paid                                                                              --              --              --
Income tax paid                                                                            --              --              --
Supplemental disclosures of non-cash investing
  and financing activity:
  Value of common stock for consulting
    services .................................................................    $ 6,750,000                     $ 6,750,000
  Value of common stock and warrants issued
    in private placement .....................................................    $ 5,397,000                     $ 5,397,000
  Value of warrants issued in connection with
    loan agreement ...........................................................    $ 6,942,000                     $ 6,942,000
  Value of warrants issued to e-Commerce
    Solutions, Inc. ..........................................................    $ 2,270,000                     $ 2,270,000
  Minority interest for investment in subsidiary .............................    $    17,000                     $    17,000


                        See notes to financial statements

                     URBAN COOL NETWORK, INC. and Subsidiary

                          (a development stage company)

                          Notes to Financial Statements
                           December 31, 1999 and 1998

NOTE A -- THE COMPANY AND BASIS OF PRESENTATION


Urban Cool Network, Inc. (the "Company") was incorporated in Delaware in January 1998. The Company operates an online network that became operational in January 1999, and provides a forum for communications, information and electronic commerce. The online network has 15 channels with original content including a search engine for users. The Company intends to derive its revenue primarily from sponsorship and advertising. The Company is in the development stage and has not yet generated any revenue.

The Company's primary market is residents of inner city or urban areas. The Company's strategy is to utilize its online network to reach its target market of urban consumers and businesses that market their products to urban consumers. The Company intends to utilize NetStands, which are PC-based kiosks, which will be located in selected inner cities. The Company also intends to license CyberCenters, which are central meeting areas that will contain between ten and twenty computers, to urban nonprofit organizations.

As reflected in the accompanying financial statements, the Company has not generated any revenues, has incurred substantial losses since inception and such losses are expected to continue in the near future. As of December 31, 1999, the Company had a working capital deficiency of $842,000 and deficit accumulated during the development stage of $5,997,000. The Company is delinquent with regard to notes payable issued to a vendor. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company's continued existence is dependent on its ability to obtain additional debt or equity financing.

The Company is attempting to raise additional financing through a proposed public offering (see Note F). There is no assurance that the proposed financing can be accomplished or that profitable operations can be achieved.



NOTE B -- SIGNIFICANT ACCOUNTING POLICIES


[1]   Principles of consolidation:


      The consolidated financial statements include the accounts of Urban Cool Network, Inc. and its majority owned subsidiary, e-Commerce Solutions, Inc. (collectively, the "Company") (see Note 1).


[2]   Purchased computer equipment and software:

      Computer equipment and software are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over their estimated useful lives of the assets which range from three to five years.

[3]   Website development costs:


      In accordance with Statement of Position 98-1, costs of design, software configuration, coding, installation to hardware and testing expenses incurred during application development stage activities are capitalized. Costs incurred during the preliminary software project stage activities and post-implementation/operation stage activities are expensed. The capitalized costs will be amortized using the straight-line method over an estimated useful life of two years beginning when the website is ready for its intended use.

                     URBAN COOL NETWORK, INC. and Subsidiary
                          (a development stage company)


                    Notes to Financial Statements (continued)
                           December 31, 1999 and 1998

NOTE B -- SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

[4]   Income taxes:

      The Company accounts for income taxes using the liability method. Deferred income taxes are measured by applying enacted statutory rates to net operating loss carryforwards and to the differences between the financial reporting and tax bases of assets and liabilities. Deferred tax assets are reduced, if necessary, by a valuation allowance for any tax benefits which are not expected to be realized.

[5]   Use of estimates:

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[6]   Loss per common share:

      Basic loss per share is calculated by dividing net loss by the weighted average number of outstanding common shares during the period. No effect has been given to potential issuances of common stock including outstanding options and warrants in the diluted computation as their effect would be antidilutive.


      The supplemental basic and diluted loss per share for the year ended December 31, 1999 would have been ($1.96) giving effect to 40,500 shares that would need to be issued to raise the net proceeds to repay the debt on consummation of the proposed initial public offering.


[7]   Stock-based compensation:


      The Company has adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). The provisions of SFAS No. 123 allow companies to either expense the estimated fair value of stock options or to apply the intrinsic value method set forth in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. The Company has elected to apply APB 25 in accounting for its employee stock options.


NOTE C -- COMMITMENTS AND OTHER MATTERS

[1]   Leases:


      During 1999, the Company entered into operating lease agreements for its CyberCenter Facility, and administrative offices expiring in March 2014 and March 2003, respectively. During November 1999, the Company's subsidiary subleased office space from an affiliate of a principal stockholder of the Company through, October 2002. As of December 31, 1999, future monthly minimum rental payments under these leases are as follows:


          Year Ending
         September 30,
         -------------
         2000 ...............................................  $ 90,000
         2001 ...............................................    90,000
         2002 ...............................................    86,000
         2003 ...............................................    16,000
         2004 ...............................................    12,000
         2005 and thereafter ................................   133,000
                                                               --------
                                                               $427,000
                                                               ========

Rent expense amounted to approximately $20,000 for the year ended December 31, 1999.

                     URBAN COOL NETWORK, INC. and Subsidiary
                          (a development stage company)


                    Notes to Financial Statements (continued)
                           December 31, 1999 and 1998

NOTE C -- COMMITMENTS AND OTHER MATTERS (CONTINUED)

[2]   Employment agreements:

      On July 1, 1999, the Company entered into a three-year employment agreement with its Chief Executive Officer ("CEO") who is also a principal stockholder. The agreement is automatically renewed on an annual basis for an additional year unless terminated. The agreement provides for an annual base salary of $175,000 and an incentive bonus and stock options to purchase shares of common stock to be determined by the Board of Directors.


      In November 1999, the Company entered into employment agreements commencing on the consummation of the proposed public offering with its President and Chief Operating Officer, Chief Financial Officer ("CFO") and Vice President of Technology and Internet services ("VP"). The agreements are for a period of one year. The agreements provide for a total annual base compensation aggregating $350,000 plus incentive bonuses to be determined by the Board of Directors. The officers received options to purchase an aggregate of 30,000 shares of common stock exerciseable at the proposed public offering price expiring in November 2004. The Company's financial statements do not reflect any compensation charge for these conditional options granted. In addition, the VP received options to purchase 100,000 shares of common stock at an exercise price of $2.00 expiring November 2004. In addition, in January 2000 the Company issued to these officers, options to purchase 157,500 shares of common stock exercisable for a period of five years at the proposed public offering price.

      The Company has also entered into a one year employment agreement with Vice President of Celebrity Relations and Merchandising, contingent upon consummation of the public offering. The agreement provides for an annual salary of $125,000 plus a signing bonus of $35,000 effective October 1, 1999. For the year ended December 31, 1999 the Company has accrued $60,000 as compensation payable. The Company has also agreed to issue 35,000 shares of common stock to the employee upon obtaining agreements from up to three celebrities to join the Company's advisory board.


[3]   Consulting agreements:

      In April 1999, the Company entered into an agreement with a marketing firm whereby the Company has agreed to pay a fee based upon certain benchmarks and to grant options to purchase 2,060 shares of restricted common stock with the opening of each CyberCenter and 412 shares with the placement and live operation of a CyberStation in a single location at an exercise price of $0.24 per share. The agreement is in effect until terminated by either party for cause. In connection therewith the Company will record a charge equal to the fair value of the option on the opening of each CyberCenter and operation of each CyberStation.


      In September 1999, the Company entered into two consulting agreements each for a period of three years. In connection with these agreements, the Company issued unconditionally 150,000 and 200,000 shares of common stock which are valued at $10.00 per share and will be amortized over a period of three years. The consultants are to provide consulting services with respect to marketing and mergers and acquisitions.

      In October 1999, the Company issued unconditionally 175,000 shares of common stock to a consultant to provide corporate development consulting services over a period of two years which the Company valued at $10.00 per share.


[4]   Related party transactions:

      The Company's CEO served without pay from inception through December 31, 1998. The Company, based on employment agreement effective July 1, 1999, valued such services at $175,000 per year. In this connection, the Company recognized a compensation expense and a credit to paid-in capital.

                     URBAN COOL NETWORK, INC. and Subsidiary
                          (a development stage company)


                    Notes to Financial Statements (continued)
                           December 31, 1999 and 1998



NOTE C -- COMMITMENTS AND OTHER MATTERS (CONTINUED)

      At December 31, 1999 the Company has accrued salary of $131,000 to the CEO/stockholder and the CEO has agreed to defer the payment of such salaries until the consummation of a proposed public offering which results in a gross proceeds of at least $10,000,000. In addition from inception through December 31, 1999, the CEO paid certain operating expenses of $11,000 on behalf of the Company. These amounts have been recorded as noninterest bearing loans with no fixed date of repayment.

      The Company has received from the CEO the right to the domain name "urban trends.com" for nominal consideration.

[5]   Other commitment:

      In January 2000, the Company entered into an agreement with a software provider, for a period of one year. Under the agreement, the Company has agreed to pay an aggregate of $437,000. The software provider has developed a proprietary search engine which utilizes a question and answer format. Pursuant to the agreement, the software provider will customize its search engine for use by the Company.

NOTE D -- STOCKHOLDERS' EQUITY


[1]   Stock split:

      The Board of Directors approved a 8.24354 for one stock split effective in July 1999. All information regarding shares of common stock have been restated to give retroactive recognition to the stock split for all the periods presented, including all references to number of shares and per share amounts.

[2]   Stock options:

      In November 1999, the Board of Directors and the stockholders of the Company approved a Stock Option Plan (the "1999 Plan") which provides for the granting of options to purchase up to 500,000 shares of common stock, pursuant to which key employees, directors and consultants are eligible to receive incentive and/or nonqualified stock options. The exercise period and price of options granted under the 1999 Plan are determined by the Board of Directors. The exercise price for incentive stock options must not be less than the fair market value of the shares of common stock on the date of the grant, except that the exercise price of options granted to a stockholder owning more than 10% of the outstanding capital stock may not be less than 110% of the fair value of the common stock at date of grant.


      In November 1999, the Board of Directors and stockholders approved the 1999 Executive Stock Option Plan (the "Executive Plan") which provides for the granting of up to 500,000 options to purchase shares of common stock to the CEO of the Company. The Company has granted the entire 500,000 options to the CEO of the Company. Of these options, options to purchase 250,000 shares of common stock of the Company are exercisable immediately for a period of five years at an exercise price equal to the proposed public offering price. The balance of such options are exercisable for a period of five years at an exercise price equal to 110% of the proposed public offering price. Options to purchase 125,000 shares of common stock are exercisable in each of the year 2001 and 2002 upon achieving gross sales revenue of $17,500,000 and $25,000,000 respectively.

      The Company has granted stock options to outside directors to purchase 30,000 shares of common stock, including options to purchase 10,000 shares of common stock to the spouse of the CEO and principal stockholder, contingent upon consummation of the proposed public offering. These options are exercisable commencing 90 days after the consummation of the proposed public offering at an exercise price equal to the proposed public offering price expiring five years after the consummation of the proposed public offering.

                     URBAN COOL NETWORK, INC. and Subsidiary
                          (a development stage company)


                    Notes to Financial Statements (continued)
                           December 31, 1999 and 1998

NOTE D -- STOCKHOLDERS' EQUITY (CONTINUED)

[2]   Stock options: (continued)


      The following table summarizes information about stock options outstanding at December 31, 1999:

                             Number of          Weighted
                              Options            Average
                              Granted          Contractual           Number of
           Exercise             and               Life                Options
             Price          Outstanding         Remaining           Exercisable
           --------         -----------        -----------          -----------
             Note(1)           60,000            5 years               60,000
             Note(1)          250,000            5 years              250,000
             $ 2.00           100,000            5 years              100,000
                             --------                                --------
                              410,000                                 410,000
                             ========                                ========

      Note(1): The exercise price is equal to the proposed public offering price. The exercise price of options granted to a stockholder owning more than 10% of the outstanding capital stock may not be less than 110% of the fair value of the common stock at date of grant.

      At December 31, 1999, the Company had available 440,000 options under the Company's 1999 plan.


      The Company has elected to continue to account for stock option grants in accordance with APB 25 and related interpretations. Accordingly, no compensation cost has been recognized for fixed options because the exercise prices of the stock options on the date of grant equal the market values of the Company's common stock.


      Had the compensation costs for the plans been determined based upon the fair value at the grant date consistent with SFAS No. 123, the Company's net (loss) and net (loss) per share on a pro forma basis would have been the amounts indicated below:

                                                                 Year Ended
                                                                December 31,
                                                                    1999
                                                                ------------
                  Net (loss):
                    As reported .............................    $(5,669,000)
                    Pro forma ...............................     (6,296,000)
                  Net (loss) per share:
                    As reported
                      Basic and diluted .....................         $(1.98)
                    Pro forma
                      Basic and diluted .....................         $(2.20)


      The Company has not included potential common shares pro forma diluted loss per share computation, since the result would be antidilutive.

      The pro forma amounts may not be representative of future disclosures due to, among other things: (i) the estimated fair value of stock option is amortized over the vesting period and (ii) additional options may be granted in future years.


      The weighted average fair value at date of grant for unconditional options granted during the year 1999, was $6.27 using the Black-Scholes option-pricing model with the following assumptions:

                  Dividend yield ................................     0.00%
                  Expected volatility ...........................      .70
                  Risk-free interest rate .......................     5.76%
                  Expected life in years ........................        5

                     URBAN COOL NETWORK, INC. and Subsidiary
                          (a development stage company)


                    Notes to Financial Statements (continued)
                           December 31, 1999 and 1998


NOTE D -- STOCKHOLDERS' EQUITY (CONTINUED)


[3]   Warrants:

      In connection with certain units sold in a private placement (see Note E) the Company has issued warrants to purchase 525,000 shares of common stock.

      The above warrants are exercisable commencing January, 2000 at an exercise price of $2.00 per share expiring five years from the issue date in 1999.

NOTE E -- PRIVATE PLACEMENT


In 1999, the Company sold 105 units, aggregating $1,050,000. Each unit consists of a $10,000 promissory note, 1,000 shares of common stock and a warrant to purchase 5,000 shares of common stock (see Note D[3]). The promissory notes bear interest at 10% per annum and are due the earlier of 24 months from date of issuance or the closing of the proposed initial public offering. The common stock and warrants have been valued at $10.00 and $8.28, respectively, by using the proposed public offering price and the application of the Black-Scholes model and is being accounted for as debt discount which is being amortized over the life of the loan. The aggregate value of the common stock and warrants is calculated to be $5,397,000.

The Company incurred costs in connection with obtaining the financing of approximately $259,000 which is amortized over the life of the loans. The effective interest rate on the notes is 300% excluding debt issuance costs.


NOTE F -- PROPOSED PUBLIC OFFERING


The Company signed a letter of intent with an underwriter with respect to a proposed public offering of shares of common stock. There is no assurance that such offering will be consummated. The Company anticipates incurring substantial expenses in connection with the proposed public offering which, if the offering is not consummated, will be charged to expense. Upon consummation of the public offering outside directors are to receive an aggregate of 15,000 shares of common stock of the Company, including 5,000 shares of common stock to be issued to the spouse of the CEO and principal stockholder.


NOTE G -- INCOME TAXES


At December 31, 1999, the Company had available federal net operating loss carryforward to reduce future taxable income of approximately $2,327,000. The net operating loss carryforwards expire in 2018 and 2019. The Company's ability to utilize its net operating loss carryforwards may be subject to annual limitations pursuant to Section 382 of the Internal Revenue Code if future changes in ownership occur.

At December 31, 1999 and December 31, 1998, the Company has a deferred tax asset of approximately $1,380,000 and $83,000, respectively, representing the benefits of its net operating loss carryforwards and certain start up costs capitalized for tax purposes. The Company has not recorded a benefit from its net operating loss carryforward because realization of the benefit is uncertain and therefore a valuation allowance has been fully provided against the deferred tax asset. The difference between statutory rate of 40% and the Company's effective tax rate of 0% is due to an increase in the valuation allowance of $1,297,000 and $83,000 in 1999 and 1998, respectively.

                     URBAN COOL NETWORK, INC. and Subsidiary
                          (a development stage company)

                    Notes to Financial Statements (continued)
                           December 31, 1999 and 1998

NOTE G -- INCOME TAXES (CONTINUED)

A reconciliation of income tax expense to amounts computed using federal statutory rates is as follows:

                                                                                        Year Ended December 31,
                                                                                       ------------------------

                                                                                         1999           1998
                                                                                       --------       --------

Income tax benefit computed at federal statutory rate ............................     $2,266,000     $111,000
Nondeductible salary to officer                                                                        (28,000)
Nondeductible amortization of discount on debt ...................................       (833,000)
Nondeductible amortization of consulting fees ....................................       (156,000)

Startup costs ....................................................................         20,000      (83,000)
                                                                                       ----------      -------
                                                                                        1,297,000            0
Valuation allowance ..............................................................     (1,297,000)           0
                                                                                       ----------      -------
                                                                                                0            0
                                                                                       ==========      =======

The deferred tax assets are recorded as follows:

                                                                                       Year Ended December 31,
                                                                                     --------------------------

                                                                                         1999           1998
                                                                                       --------       --------

Loss carryforwards ...............................................................      $ 930,000
Deferred startup costs ...........................................................         78,000     $ 83,000
Salary to officer/stockholder ....................................................         52,000
Options to employee ..............................................................        320,000
                                                                                     ------------    ---------
                                                                                        1,380,000       83,000
Valuation allowance ..............................................................     (1,380,000)     (83,000)
                                                                                     ------------    ---------

Net deferred tax assets ..........................................................              0            0
                                                                                     ============    =========

NOTE H -- NOTE PAYABLE/LOAN PAYABLE

In November 1999, the Company issued an unsecured note payable for $400,000 to its website developer for accounts payable. The note bears interest at 18% per annum, payable in monthly installments of $25,000 beginning December 1, 1999, with the outstanding balance due at the earlier of a public offering of the Company's securities resulting in gross proceeds of at least $10,000,000 or June 1, 2000. The Company failed to make monthly payments due on December 1, 1999 through April 1, 2000.

In November 1999, the Company entered into a loan agreement with a lender pursuant to which the lender has agreed to loan advances up to $1,000,000. The loan matures on the earlier of consummation of the proposed public offering or May 18, 2000 (as amended) and bears interest at 10% per annum. In consideration for the extension of the original due date, the Company has agreed to pay $75,000 to the lender on the maturity date. In connection with the loan agreement the Company issued to the lender warrants to purchase 750,000 shares of common stock at an exercise price of $1.00 per share which has been valued at $8.77 per warrant by application of the Black-Scholes model and will be treated as debt discount and amortized over the term of the loan. The warrants are exercisable by the lender at any time for a period of ten years. The aggregate value of the warrant is calculated to be $6,578,000. The loan is secured by all of the assets of the Company, including intangibles, intellectual property and internet websites. Through December 1999, the Company drew down $500,000 under the loan agreement. Through March 2000, the Company has $815,000 outstanding under the loan agreement.

Under the loan agreement, the Company had agreed with the lender to use its best efforts to convert the repayment of the loan balance into shares of common stock of the Company in the proposed public offering at the proposed initial public offering price. Subsequently the lender has agreed not to excercise such rights.

                     URBAN COOL NETWORK, INC. and Subsidiary
                          (a development stage company)


                    Notes to Financial Statements (continued)
                           December 31, 1999 and 1998

NOTE H -- NOTE PAYABLE/LOAN PAYABLE (CONTINUED)


In November 1999, the Company entered into a consulting agreement with an affiliate of the lender to implement its business plans and strategies for a period of two years with a right to terminate by either party upon written notice as of the end of the first year. Under the agreement, the Company will pay a fee of $6,250 per month and the Company issued unconditionally 150,000 shares of common stock valued at $10.00 per share. The consultant will receive additional shares if the offering price in the contemplated public offering is $9.00 or less. In April 2000, the Company agreed to pay an additional consulting fee of $75,000 on completion of the proposed public offering.

In connection with the loan agreement, the Company issued warrants to purchase 40,000 and 20,000 shares of common stock at an exercise price equal to 110% of the initial public offering price each expiring in 2004 to brokerage firms. The aggregate value of the warrants is calculated to be $364,000.


NOTE I -- INVESTMENT IN TECHNOLOGY


In November 1999, the Company entered into a shareholders' agreement with e-commerce Solutions, Inc., ("ESI"), a corporation formed in November 1999 and Stanley Wolfson ("SW") to acquire 66 2/3% of the common stock of ESI. SW contributed certain intellectual property in exchange for his ownership in ESI. ESI had no material operating activities and has had no other assets and liabilities since inception. The intellectual property represents a computer software platform engine in development that will attempt to create an ability to mass produce e-commerce websites, manage and administer said sites. Under the amended agreement, SW has the right to manage the affairs of ESI subject to the Company's right to vote on certain shareholder matters. Under the agreements as amended the Company has granted warrants to SW for purchase of up to 1,050,000 shares of common stock at an exercise price of $1.00 per share with respect to 1,000,000 shares of common stock and $2.00 per share with respect to 50,000 shares of common stock, each expiring on the fifth anniversary of the date of issuance. The warrants to purchase 250,000 shares of common stock were exercisable immediately and the balance of 800,000 warrants become exercisable upon ESI achieving certain gross sales within 24 months of a capital contribution by the Company aggregating $3,000,000. The Company accounted for this asset purchase at the fair value of the warrants immediately exercisable equal to $2,270,000. Such fair value is amortized over three years. The Company will record an additional charge based on the fair value of the warrants upon achieving the sales targets.

The Company has agreed to contribute $2,950,000 to ESI upon the completion of the proposed public offering. In the event that the proposed public offering is consummated and the Company fails to contribute $2,950,000 within three days after the receipt of the net proceeds of the proposed public offering or if the proposed public offering is not consummated on or before July 1, 2000, ESI will have the right to cancel the shares of common stock issued to the Company and will terminate the shareholders' agreement. This will also result in expensing of unamortized portion of the capitalized software which at December 31, 1999 was $2,144,000.


ESI also entered into an employment agreement with SW for a period of three years commencing November 1, 1999 at an annual salary of $175,000 per year and plus an amount equal to 2% of the gross sales of ESI.


NOTE J -- SUBSEQUENT EVENT

In March 2000, the Company acquired all of the issued and outstanding shares of WilhelminaUrbanCool.com ("WilhelminaUrbanCool"), a wholly owned subsidiary of Wilhelmina Artist Management LLC ("LLC") for 580,000 shares of the Company's common stock, which has been valued at $5,800,000 based on the proposed initial public offering price.

WilhelminaUrbanCool was formed in February 2000 in order to license the Wilhelmina trademark from the LLC. The license agreement provides for an initial term of 25 years and successive five-year renewal options. Pursuant to the license agreement, WilhelminaUrbanCool has been granted the licenses to utilize the Wilhelmina trademark in connection with a website known as WilhelminaUrbanCool.com. LLC has agreed to provide all head shots, photographs and other materials which the subsidiary has the right to utilize for self-promotion and to provide the Company with content for the WilhelminaUrbanCool.com website.

      We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this prospectus is current only as of the date of this prospectus.

                            Urban Cool Network, Inc.


                             -----------------------


                        2,000,000 Shares of Common Stock


                             -----------------------


                                     , 2000


                             -----------------------





Kashner Davidson Securities Corp.

                                                         Nutmeg Securities, Ltd.


      Until        , 2000 (25 days after the date of this prospectus), all
dealers that buy, sell or trade these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

      The following table sets forth the various expenses (other than underwriting commissions and discounts payable to the underwriters) payable by Urban Cool in connection with the issuance and distribution of the securities being registered. With the exception of the registration fee, the NASD filing fee and The American Stock Exchange listing fees, all amounts shown are estimates.


Registration fee ..................................................  $ 11,101
The American Stock Exchange listing fees ..........................    32,500
NASD filing fee ...................................................     4,705
Printing and engraving expenses ...................................   125,000
Legal fees and expenses (other than Blue Sky) .....................   450,000
Accounting fees and expenses ......................................   240,000
Blue Sky fees and expenses (including legal and filing) ...........    25,000
Transfer agent fees and expenses ..................................     5,000
Miscellaneous expenses ............................................    71,694
                                                                     --------
    Total .........................................................  $965,000


Item 14. Indemnification of Officers and Directors.

      Section 145 of the Delaware General Corporation Law ("DGCL") permits, in general, a Delaware corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against any judgment, fines, amounts paid in settlement and expenses, including attorney's fees actually and reasonably incurred as a result of such action or proceeding, or any appeal therein, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or, in the case of service for another entity, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. Section 145(e) of the DGCL permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. Section 145(f) of the DGCL provides that the indemnification and advancement of expense provisions contained in the DGCL shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled.

      Urban Cool's certificate of incorporation provides, in general, that we shall indemnify, to the fullest extent permitted by Section 145 of the DGCL, any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in, or covered by, said section. The certificate of incorporation also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to actions taken in his or her official capacity and as to acts in another capacity while holding such office.

      In accordance with that provision of the certificate of incorporation, Urban Cool shall indemnify any officer or director (including officers and directors serving another corporation, partnership, joint venture, trust, or other enterprise in any capacity at Urban Cool's request) made, or threatened to be made, a party to an action or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he or she was serving in any of those capacities against judgments, fines, amounts paid in settlement and reasonable expenses (including attorney's fees) incurred as a result of such action or proceeding. Indemnification would not be available if a judgment or other final adjudication adverse to such director or officer establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

      The Form of Underwriting Agreement filed as Exhibit 1.1 hereto also contains, among other things, provisions whereby the underwriters agree to indemnify Urban Cool, each officer and director of Urban Cool who has signed the registration statement, and each person who controls Urban Cool within the meaning of Section 15 of the Securities Act, against any losses, liabilities, claims or damages arising out of alleged untrue statements or alleged omissions of material facts with respect to information furnished to Urban Cool by the underwriters for use in the registration statement or prospectus.

      The Underwriting Agreement also contains provisions whereby Urban Cool agrees to indemnify the underwriters, each officer and director of the underwriters, and each person who controls the underwriters within the meaning of Section 15 of the Securities Act, against any losses, liabilities, claims or damages arising out of alleged untrue statements or alleged omissions of material facts contained in the registration statement or prospectus.

      Urban Cool has been advised that it is the position of the Commission that insofar as the indemnification provisions referenced above may be invoked to disclaim liability for damages arising under the Securities Act, these provisions are against public policy as expressed in the Securities Act and are, therefore, unenforceable.

Item 26. Recent Sales of Unregistered Securities.

      Unless otherwise noted, the sale of the securities were exempt from registration under the Securities Act under Section 4(2) and/or Regulation D promulgated thereunder. All such sales being made to sophisticated investors and/or accredited investors who had access to information about Urban Cool and were able to bear the risk of loss of their investment.

      (1) On January 23, 1998, Jacob R. Miles was issued 2,040,276 shares of common stock upon our formation under Section 4(2) of the Securities Act.

      (2) On November 4, 1998, Rosalind Bell was issued 4,122 shares of common stock for a purchase price of $1,000 under Section 4(2) of the Securities Act.

      (3) On November 4, 1998, Bettye Bell was issued 412 shares of common stock for an aggregate purchase price of $100 under Section 4(2) of the Securities Act.

      (4) On November 4, 1998 Rosalind Bell was issued 16,487 shares of common stock for services rendered under Section 4(2) of the Securities Act.

      (5) On November 30, 1998, Omni Source Events was issued 8,244 shares of common stock for an aggregate purchase price of $2,000 under Section 4(2) of the Securities Act.

      (6) On November 30, 1998, Crystal R. Smith was issued 412 shares of common stock for an aggregate purchase price of $100 under Section 4(2) of the Securities Act.

      (7) On November 30, 1998, Jennifer L. Smith was issued 412 shares of common stock for an aggregate purchase price of $100 under Section 4(2) of the Securities Act.

      (8) On December 7, 1998, Robert A. and Jacqueline M. Smith were issued 1,649 shares of common stock for an aggregate purchase price of $400 under Section 4(2) of the Securities Act.

      (9) On December 7, 1998, Karen Miles was issued 1,649 shares of common stock for an aggregate purchase price of $400 under Section 4(2) of the Securities Act.

      (10) On December 7, 1998, Venture Partners was issued 4,122 shares of common stock for an aggregate purchase price of $1,000 under Section 4(2) of the Securities Act.

      (11) On December 7, 1998, James Hurley, Jr. was issued 20,609 shares of common stock for an aggregate purchase price of $5,000 under Section 4(2) of the Securities Act.

      (12) On November 4, 1998 Jacob R. Miles was issued 20,609 shares of common stock for an aggregate purchase price of $5,000 under
            Section 4(2) of the Securities Act.

      (13) On March 3, 1999, James and Gloria Austin were issued 164,871 shares of common stock for an aggregate purchase price of $40,000 under
            Section 4(2) of the Securities Act.

      (14) On March 1, 1999, Geraldine Miles was issued 1,649 shares of common stock for an aggregate purchase price of $400 under Section 4(2) of the Securities Act.

      (15) On December 7, 1998, Eva G. Miles was issued 824 shares of common stock for an aggregate purchase price of $200 under Section 4(2) of the Securities Act.

      (16) On March 3, 1999, Gary Fargusson was issued 82,435 shares of common stock for an aggregate purchase price of $20,000 under Section 4(2) of the Securities Act.

      (17) On March 3, 1999, the Brannon-Cottrell Group was issued 61,826 shares of common stock for an aggregate purchase price of $15,000 under Section 4(2) of the Securities Act.

      (18) On March 9, 1999, Black Urban Investors of Arlington were issued 163,840 shares of common stock for an aggregate purchase price of $39,750 under Section 4(2) of the Securities Act.

      (19) On March 9, 1999, Teddy Bosey, Jr. was issued 41,218 shares of common stock for an aggregate purchase price of $10,000 under
            Section 4(2) of the Securities Act.

      (20) On March 10, 1999, Monte E. Ford was issued 41,218 shares of common stock for an aggregate purchase price of $10,000 under Section 4(2) of the Securities Act.

      (21) On March 10, 1999, Paul R. Martinez was issued 41,218 shares of common stock for an aggregate purchase price of $10,000 under
            Section 4(2) of the Securities Act.

      (22) On March 4, 1999, Larry D. Whiting was issued 41,218 shares of common stock for an aggregate purchase price of $10,000 under
            Section 4(2) of the Securities Act.

      (23) On April 3, 1999, Debra Perk Haynes and Frederick D. Haynes were issued 8,244 shares of common stock for an aggregate purchase price of $2,000 under Section 4(2) of the Securities Act.

      (24) On July 1, 1999, Bertram Denson was issued 41,218 shares of common stock for an aggregate purchase price of $10,000 under Section 4(2) of the Securities Act.

      (25) On July 1, 1999, H. Ron and Rita White were issued 41,218 shares of common stock for an aggregate purchase price of $10,000 under
            Section 4(2) of the Securities Act.

      (26) On September 17, 1999, Upway Enterprises, Inc. was issued an aggregate of 150,000 shares of common stock for consulting services under Section 4(2) of the Securities Act.

      (27) On September 19, 1999, Surrey Associates, Inc. was issued an aggregate of 200,000 shares of common stock for consulting services under Section 4(2) of the Securities Act.

      (28) On October 31, 1999, Sea Breeze Associates, Inc. was issued an aggregate of 175,000 shares of common stock for consulting services under Section 4(2) of the Securities Act.

      (29) As of November 1, 1999, RMH Consulting Corp. was issued an aggregate of 150,000 shares of common stock for consulting services under
            Section 4(2) of the Securities Act.


      (30) In November, 1999 and March 2000, Stanley Wolfson was issued warrants to purchase up to 1,050,000 shares of common stock in connection with the acquisition of e-commerce Solutions, Inc under
            Section 4(2) of the Securities Act.


      (31) On November 23, 1999 we issued warrants to purchase 750,000 shares of common stock to the Elite Funding Group, Inc. in connection with a loan in the amount up to $1,000,000 under Section 4(2) of the Securities Act.

      (32) From July through November 1999, in connection with a private financing transaction to accredited investors pursuant to Regulation D, the Company sold 105 units at a price of $10,000 per unit to the individuals listed below. Each unit in the private financing consisted of a promissory note in the amount of $10,000, 1,000 shares of common stock and warrants to purchase 5,000 shares of common stock. The warrants are exercisable at an exercise price of $2.00 per share commencing January,

            2000 through November, 2004. The notes bear interest at the rate of 10% per annum and are payable on the earlier of 24 months from the date of issuance or upon the closing of this offering.

            Security Capital acted as the placement agent for the private financing. We paid Security Capital a fee of $105,000, which was equal to 10% of the aggregate purchase price of the units sold, a portion of which was re-allowed to other registered broker-dealers, and a non-accountable expense allowance of $31,500 which was equal to 3% of the aggregate purchase price of the units sold.

                                                                                                 Number of
Date of Closing                     Name                                                           Units
---------------                     ------                                                       ---------
July 21, 1999                      Jeffrey E. Levine                                             20
July 21, 1999                      Michael Kessler                                               5
July 21, 1999                      Jay Konesey                                                   10
October 12, 1999                   Julius Smith Young, Jr.                                       15
October 12, 1999                   Gerald Holland, Kathleen Holland, JTWROS                      5
October 29, 1999                   Charles P. Atkins                                             5
October 29, 1999                   Bella Figura, LLC                                             3
October 29, 1999                   Tom Hogan                                                     3
October 29, 1999                   Arnold Eisenstadt                                             2
October 29, 1999                   Jeffrey George                                                2
October 29, 1999                   Henry Volquardsen                                             2
October 29, 1999                   Morton Mower                                                  2
October 29, 1999                   Jeffrey Hrutkay                                               2
October 29, 1999                   John C. Kroening and Sherri L. Kroening                       2
October 29, 1999                   Keith M. Ganzer                                               1.5
October 29, 1999                   Insurance Planning Consultants Pension Plan                   1
October 29, 1999                   Kenneth W. Forbes                                             1
October 29, 1999                   International Premium Associates, Inc.                        1
October 29, 1999                   Fran Bader & Allan Bader                                      1
October 29, 1999                   E.H. Tepe Co., Inc.                                           1
November 16, 1999                  Sigma Services Corp.                                          2
November 16, 1999                  Howard B. Culang                                              1.5
November 16, 1999                  Russell P. Truitt                                             1
November 16, 1999                  Rodney Grebe                                                  1
November 16, 1999                  Michael Spindel                                               2
November 16, 1999                  Loni Z. Spurkeland                                            5
November 16, 1999                  Lennart Dahlgren                                              2.5
November 23, 1999                  Greg Tucker                                                   3
November 23, 1999                  Phelps Hoyt                                                   2.5
Total                                                                                            105


      (33) In March 2000 we issued 580,000 shares of common stock in connection with the registration of WilhelminaUrbanCool.com Inc. to Wilhemina Asset Management llc. under Section 4(2) of the Securities Act.

Item 27. Exhibits.

      The following documents (unless indicated) are filed herewith and made a part of this Registration Statement.

Number                                        Description of Exhibit
--------                                      ----------------------

   1.1      Form of Underwriting Agreement.(2)

   3.1      Certificate of Incorporation.(1)

   3.2      By-laws.(1)

   4.1      Specimen Certificate of the Common Stock.

   4.2      Form of Representative's Warrants.(2)

   5.1      Opinion of Silverman, Collura & Chernis, P.C., counsel to Urban Cool.


  10.1      Employment agreement dated November 22, 1999 between Urban Cool Network, Inc. and Jacob R. Miles, III.(1)

  10.2      Employment agreement dated November 22, 1999 between Urban Cool Network, Inc. and Barry Levine.(1)

  10.3      Employment agreement dated November 22, 1999 between Urban Cool Network, Inc. and Terrence B. Reddy.(1)

  10.4      Employment agreement dated November 22, 1999 between Urban Cool Network, Inc. and Anthony Winston.(1)

  10.5      Executive Stock Option Plan.(1)

  10.6      1999 Stock Option Plan.(1)

  10.7      Common Stock Purchase Warrant Agreement dated November 21, 1999 between Stanley Wolfson and Urban Cool Network, Inc.(1)

  10.8      Shareholders' Agreement, dated November 21, 1999, between Urban Cool Network, Inc. and Stanley Wolfson.(1)

  10.9      Sale of Technology Agreement, dated November 21, 1999, between e-commerce Solutions, Inc. and Stanley Wolfson.(1)

  10.10     Employment agreement, dated November 21, 1999, between e-commerce Solutions, Inc. and Stanley Wolfson.(1)

  10.11     Promissory Note, dated November 18, 1999, between Urban Cool Network, Inc. and Analysts International, Inc.(1)

  10.12     Loan Agreement, dated November 23, 1999, between Urban Cool Network, Inc. and The Elite Funding Group, Inc.(1)

  10.13     Subscription Agreement and Investment Representation, dated November 23, 1999, between Urban Cool Network, Inc.
            and The Elite Funding Group, Inc.(1)

  10.14     Common Stock Purchase Warrant Agreement dated November 23, 1999 between The Elite Funding Group, Inc. and
            Urban Cool Network, Inc.(1)

  10.15     Security Agreement, dated November 23, 1999, between The Elite Funding Group, Inc. and Urban Cool Network, Inc.(1)

  10.16     Subscription Agreement and Investment Representation, dated as of November 1, 1999, between Urban Cool Network,
            Inc. and RMH Consulting Group.(1)

  10.17     Consulting agreement dated as of November 1, 1999 between Urban Cool Network, Inc. and RMH Consulting Corp.(1)

  10.18     Consulting agreement dated September 17, 1999 between Urban Cool Network, Inc. and Upway Enterprises.(1)

  10.19     Consulting agreement dated September 19, 1999 between Urban Cool Network, Inc. and Surrey Associates, Inc.(1)

Number                                        Description of Exhibit
--------                                      ----------------------

  10.20     Consulting agreement dated October 31, 1999 between Urban Cool Network, Inc. and Sea Breeze Associates, Inc.(1)

  10.21     Letter Agreement between Urban Cool Network, Inc. and The Elite Funding Group, Inc.(1)

  10.22     Letter of Intent, dated October 12, 1999, by Bloomberg, L.P. to Urban Cool Network, Inc.(1)

  10.23     Network Access Agreement dated August 16, 1998 between Urban Cool Network, Inc. and Connect Ten LLC.(1)

  10.24     Form of Common Stock Purchase Warrant Agreement between Urban Cool Network, Inc. and the investors in the private financing transaction.(1)

  10.25     Form of Promissory Note between Urban Cool Network, Inc. and the investors in the private financing transaction.(1)

  10.26     Form of Subscription Agreement and Investment Representation between Urban Cool Network, Inc. and the investors in the private financing transaction.(1)

  10.27     Sublease Agreement, dated August 13, 1999, between Urban Cool Network, Inc. and Focus Communications, Inc.(1)

  10.28     Sublease Agreement and Rider, dated February 8, 1999, between Urban Cool Network, Inc. and Ecumenical
            Community Development Organization.(1)

  10.29     Deferred Compensation Agreement dated November 22, 1999 between Urban Cool Network, Inc. and Jacob R. Miles III.(1)

  10.30     Alliance Partnering Agreement, dated as of December 30, 1999, between Urban Cool Network, Inc. and Akamai
            Technologies, Inc.(1)

  10.31     Letter of Agreement, dated January 6, 2000, between Urban Cool Network, Inc. and NaviSite, Inc.(1)

  10.32     Memorandum of Understanding, dated as of November 29, 1999, between Urban Cool Network, Inc. and NatioNet Online.(1)

  10.33     Amendment dated December 27, 1999, between Urban Cool Network Inc. and Stanley Wolfson to the Shareholder
            Agreement, dated November 21, 1999, between Urban Cool Network Inc. and Stanley Wolfson.(1)


  10.34     Ask Jeeves Question and Answer Service Agreement, dated January 10, 2000, between Urban Cool Network, Inc. and
            Ask Jeeves, Inc.

  10.35     Employment Agreement, by and between Urban Cool Network, Inc. and Sheila Creque.

  10.36     First Amendment to Employment Agreement, dated April 13, 2000, by and between Urban Cool Network, Inc. and
            Sheila Creque.

  10.37     Second Amendment to Shareholders' Agreement, dated as of March 16, 2000, by and among Urban Cool Network, Inc., Stanley
            Wolfson and e-Commerce Solutions, Inc.

  10.38     Amended and Restated Warrant, dated March 30, 2000, between Stanley Wolfson and Urban Cool Network, Inc.

  10.39     Amendment No. 3 to Consulting Agreement, dated April 17, 2000, between Urban Cool Network, Inc. and RMH
            Consulting Corp.

  10.40     Amendment No. 1 to Subscription Agreement, dated April 17, 2000, between Urban Cool Network, Inc. and RMH
            Consulting Corp.

  10.41     Amendment No. 1 to Warrant, dated April 17, 2000, between Urban Cool Network, Inc. and The Elite Funding Group, Inc.

  10.42     Sublease Agreement, dated November 1, 1999, by and between e-Commerce Solutions, Inc. and MEI Associates, Inc.

  10.43     Stock Purchase Agreement, dated March 22, 2000, by and among Urban Cool Network, Inc. and Wilhelmina Artist
            Management, LLC.

  10.44     License Agreement, dated March 22, 2000, by and between Wilhelmina Artist Management, LLC, and Urban Cool Network, Inc.

  21.1      List of Subsidiaries.(1)

  23.1      Consent of Richard A. Eisner & Company, LLP.


  23.2      Consent of Silverman, Collura & Chernis, P.C. (contained in Exhibit 5.1).


  24.1      Power of Attorney (included on the signature page of this Registration Statement).(1)

Number                                        Description of Exhibit
--------                                      ----------------------

  27.1    Financial Data Schedule

  99.1    Consent to Identification as Director Nominee of Sir Brian Wolfson.(1)

----------
(1)  Previously filed

(2)  To be filed by amendment

Item 28. Undertakings.

      1.  Urban Cool hereby undertakes:

           (a) To file, during any period in which offers or sales are being made, a post-effective amendment(s) to this Registration Statement:

                (1) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                (3) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           (b) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

           (c) To provide to the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

           (d) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      2. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Urban Cool pursuant to the foregoing provisions, or otherwise, Urban Cool has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Urban Cool of expenses incurred or paid by a director, officer or controlling person of Urban Cool in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Urban Cool will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      3. Urban Cool will:

           (a) For determining any liability under the Securities Act, treat the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by Urban Cool under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective; and

           (b) For purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 3 to Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas on April 19, 2000.


                              URBAN COOL NETWORK,INC.

                              By: /s/ Jacob R. Miles, III
                                  ----------------------------------------
                                      Jacob R. Miles, III
                                      Chairman and Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints JACOB R. MILES, III his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                                      Title                                               Date
          ---------                                      -----                                               ----


/s/ Jacob R. Miles, III
-------------------------------------                  Chairman, Chief Executive Officer and Director        April 19, 2000
Jacob R. Miles, III

/s/ Terrence B. Reddy
-------------------------------------                  President, Chief Operating Officer and Director       April 19, 2000
Terrence B. Reddy

/s/ Barry M. Levine
-------------------------------------                  Chief Financial Officer and Treasurer                 April 19, 2000
Barry M. Levine                                        (principal accounting officer)

/s/ Rosalind Bell
-------------------------------------                  Director                                              April 19, 2000
Rosalind Bell

/s/ Rex Cumming
-------------------------------------                  Director                                              April 19, 2000
Rex Cumming

                                  Exhibit Index

Number                                        Description of Exhibit
------                                        ----------------------


   1.1      Form of Underwriting Agreement.(2)

   3.1      Certificate of Incorporation.(1)

   3.2      By-laws.(1)

   4.1      Specimen Certificate of the Common Stock.

   4.2      Form of Representative's Warrants.(2)

   5.1      Opinion of Silverman, Collura & Chernis, P.C., counsel to Urban Cool.


  10.1      Employment agreement dated November 22, 1999 between Urban Cool Network, Inc. and Jacob R. Miles, III.(1)

  10.2      Employment agreement dated November 22, 1999 between Urban Cool Network, Inc. and Barry Levine.(1)

  10.3      Employment agreement dated November 22, 1999 between Urban Cool Network, Inc. and Terrence B. Reddy.(1)

  10.4      Employment agreement dated November 22, 1999 between Urban Cool Network, Inc. and Anthony Winston.(1)

  10.5      Executive Stock OptionPlan.(1)

  10.6      1999 Stock Option Plan.(1)

  10.7      Common Stock Purchase Warrant Agreement dated November 21, 1999 between Stanley Wolfson and Urban Cool Network, Inc.(1)

  10.8      Shareholders' Agreement, dated November 21, 1999, between Urban Cool Network, Inc. and Stanley Wolfson.(1)

  10.9      Sale of Technology Agreement, dated November 21, 1999, between e-commerce Solutions, Inc. and Stanley Wolfson.(1)

  10.10     Employment agreement, dated November 21, 1999, between e-commerce Solutions, Inc. and Stanley Wolfson.(1)

  10.11     Promissory Note, dated November 18, 1999, between Urban Cool Network, Inc. and Analysts International, Inc.(1)

  10.12     Loan Agreement, dated November 23, 1999, between Urban Cool Network, Inc. and The Elite Funding Group, Inc.(1)

  10.13     Subscription Agreement and Investment Representation, dated November 23, 1999, between Urban Cool Network, Inc.
            and The Elite Funding Group, Inc.(1)

  10.14     Common Stock Purchase Warrant Agreement dated November 23, 1999 between The Elite Funding Group, Inc. and
            Urban Cool Network, Inc.(1)

  10.15     Security Agreement, dated November 23, 1999, between The Elite Funding Group, Inc. and Urban Cool Network, Inc.(1)

  10.16     Subscription Agreement and Investment Representation, dated as of November 1, 1999, between Urban Cool Network,
            Inc. and RMH Consulting Group.(1)

  10.17     Consulting agreement dated as of November 1, 1999 between Urban Cool Network, Inc. and RMH Consulting Corp.(1)

  10.18     Consulting agreement dated September 17, 1999 between Urban Cool Network, Inc. and Upway Enterprises.(1)

  10.19     Consulting agreement dated September 19, 1999 between Urban Cool Network, Inc. and Surrey Associates, Inc.(1)

  10.20     Consulting agreement dated October 31, 1999 between Urban Cool Network, Inc. and Sea Breeze Associates, Inc.(1)

  10.21     Letter Agreement between Urban Cool Network, Inc. and The Elite Funding Group, Inc.(1)

  10.22     Letter of Intent, dated October 12, 1999, by Bloomberg, L.P. to Urban Cool Network, Inc.(1)

  10.23     Network Access Agreement dated August 16, 1998 between Urban Cool Network, Inc. and Connect Ten LLC.(1)

Number                                        Description of Exhibit
------                                        ----------------------

  10.24     Form of Common Stock Purchase Warrant Agreement between Urban Cool Network, Inc. and the investors in the private financing transaction.(1)

  10.25     Form of Promissory Note between Urban Cool Network, Inc. and the investors in the private financing transaction.(1)

  10.26     Form of Subscription Agreement and Investment Representation between Urban Cool Network, Inc. and the investors in the private financing transaction.(1)

  10.27     Sublease Agreement, dated August 13, 1999, between Urban Cool Network, Inc. and Focus Communications, Inc.(1)

  10.28     Sublease Agreement and Rider, dated February 8, 1999, between Urban Cool Network, Inc. and Ecumenical
            Community Development Organization.(1)

  10.29     Deferred Compensation Agreement dated November 22, 1999 between Urban Cool Network, Inc. and Jacob R. Miles III.(1)

  10.30     Alliance Partnering Agreement, dated as of December 30, 1999, between Urban Cool Network, Inc. and Akamai
            Technologies, Inc.(1)

  10.31     Letter of Agreement, dated January 6, 2000, between Urban Cool Network, Inc. and NaviSite, Inc.(1)

  10.32     Memorandum of Understanding, dated as of November 29, 1999, between Urban Cool Network, Inc. and NatioNet Online.(1)

  10.33     Amendment dated December 27, 1999, between Urban Cool Network Inc. and Stanley Wolfson to the Shareholder
            Agreement, dated November 21, 1999, between Urban Cool Network Inc. and Stanley Wolfson.(1)


  10.34     Service Agreement dated January 10, 2000, between Urban Cool Network, Inc. and Ask Jeeves, Inc.

  10.35     Employment Agreement, by and between Urban Cool Network, Inc. and Sheila Creque.

  10.36     First Amendment to Employment Agreement, dated April 13, 2000, by and between Urban Cool Network, Inc. and
            Sheila Creque.

  10.37     Second Amendment to Shareholders' Agreement, dated as of March 16, 2000, by and among Urban Cool Network, Inc.,
            Stanley Wolfson and e-Commerce Solutions, Inc.

  10.38     Amended and Restated Warrant, dated March 30, 2000, between Stanley Wolfson and Urban Cool Network, Inc.

  10.39     Amendment No. 3 to Consulting Agreement, dated April 17, 2000, between Urban Cool Network, Inc. and RMH
            Consulting Corp.

  10.40     Amendment No. 1 to Subscription Agreement, dated April 17, 2000, between Urban Cool Network, Inc. and RMH
            Consulting Corp.

  10.41     Amendment No. 1 to Warrant, dated April 17, 2000, between Urban Cool Network, Inc. and The Elite Funding Group, Inc.

  10.42     Sublease Agreement, dated November 1, 1999, by and between e-Commerce Solutions, Inc. and MEI Associates, Inc.

  10.43     Stock Purchase Agreement, dated March 22, 2000, by and among Urban Cool Network, Inc. and Wilhelmina Artist
            Management, LLC.

  10.44     License Agreement, dated March 22, 2000, by and between Wilhelmina Artist Management, LLC, and Urban Cool Network, Inc.

  21.1      List of Subsidiaries.(1)

  23.1      Consent of Richard A. Eisner & Company, LLP.

  23.2      Consent of Silverman, Collura & Chernis, P.C. (contained in Exhibit 5.1).

  24.1      Power of Attorney (included on the signature page of this Registration Statement).(1)

  27.1      Financial Data Schedule

  99.1      Consent to Identification as Director Nominee of Sir Brian Wolfson.(1)

--------------
(1)  Previously filed
(2)  To be filed by amendment